Exhibit 10.35

Private & Confidential

CONFORMED COPY

FACILITY AGREEMENT

for a

Term Loan, Overdraft and Guarantee Facility

of up to US$183,400,000

to

AEGEAN MARINE PETROLEUM NETWORK INC.

and

AEGEAN MARINE PETROLEUM S.A.

provided by

THE ROYAL BANK OF SCOTLAND PLC

Contents

Clause		Page

1	Purpose and definitions	1

2	The Commitment and the Term Loan; the Overdraft and the Guarantee Facility	25

3	Interest and Interest Periods	34

4	Repayment and prepayment	37

5	Fees, commitment commission and expenses	41

6	Payments and taxes; accounts and calculations	42

7	Representations and warranties	44

8	Undertakings	50

9	Conditions	59

10	Events of Default	60

11	Indemnities	65

12	Unlawfulness and increased costs	66

13	Security and set-off	67

14	Accounts	68

15	Assignment, transfer and lending office	71

16	Notices and other matters	72

17	Governing law and jurisdiction	76

THIS AGREEMENT is dated 19 December 2006 as amended and supplemented on 17 April 2007 and 23 May 2007 and made BETWEEN:

(1)                                  AEGEAN MARINE PETROLEUM NETWORK INC. and AEGEAN MARINE PETROLEUM S.A. as joint and several Borrowers; and

(2)                                  THE ROYAL BANK OF SCOTLAND PLC as Bank.

IT IS AGREED as follows:

1                                         Purpose and definitions

1.1                               Purpose

This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrowers, jointly and severally:

1.1.1                      a loan of up to Thirty three million four hundred thousand Dollars ($33,400,000) in twenty (20) Advances for the purpose of assisting the Borrowers to lend funds to the Newbuilding Owners to be used for the financing and/or refinancing of part of the construction and acquisition cost of the Newbuildings;

1.1.2                      an overdraft facility of up to Fifty million Dollars ($50,000,000) for the purpose of assisting the Borrowers to finance the working capital needs of the Group; and

1.1.3                      a multi-currency revolving guarantee and letter of credit facility of up to One hundred million Dollars ($100,000,000) for the purpose of assisting the Borrowers to finance the purchase and transportation of fuel cargoes and the payment of other expenses incidental to the supply of bunkers and lubricants to customers of the AMPSA Borrower.

1.2                               Definitions

In this Agreement, unless the context otherwise requires:

“Accounting Information” means (a) the annual audited consolidated financial statements of the Group and (b) the semi-annual unaudited consolidated financial statements of the Group, each as provided or (as the context may require) to be provided to the Bank in accordance with clause 8.1.5;

“Accounting Period” means (a) each financial year of the AMPNI Borrower and (b) each half-year of each financial year of the AMPNI Borrower, for which Accounting Information is required to be delivered pursuant to this Agreement;

“Accounts” means, together, the Manager’s Operating Account, the AMPNI Operating Account, the AMPSA Operating Account, the Overdraft Account and the Cash Collateral Account and, in relation to each Ship, it means the Manager’s Operating Account, and “Account” means any of them;

“Account Pledges” means, together, the AMPNI Operating Account Pledge, the AMPSA Operating Account Pledge and the Cash Collateral Account Pledge and “Account Pledge” means any of them;

“Actual Exposure” means, at any relevant time, the aggregate of:

(a)                                  the Loan less any Pre-delivery Advances in respect of a Newbuilding which has not yet been delivered to the relevant Newbuilding Owner; and

(b)                                 the Outstanding Amounts for all L/Cs (subject to clause 2.18); and

(c)                                  any undrawn and available amount of the Overdraft Facility taken into account by the Borrowers for the purpose of complying with clause 8.6.1(c) at the then latest time when compliance was tested by the Bank;

“Additional Contract A” means the memorandum of agreement or shipbuilding contract made or (as the context may require) to be made between the Additional Owner A and the Additional Ship Seller A in form and substance in all respects acceptable to the Bank and as contemplated by clause 14.2.1, relating to the sale (and/or construction) by the Additional Ship Seller A, and the purchase by the Additional Owner A, of the Additional Ship A;

“Additional Contract B” means the memorandum of agreement or shipbuilding contract made or (as the context may require) to be made between the Additional Owner B and the Additional Ship Seller B in form and substance in all respects acceptable to the Bank and as contemplated by clause 14.2.1, relating to the sale (and/or construction) by the Additional Ship Seller B, and the purchase by the Additional Owner B, of the Additional Ship B;

“Additional Contract C” means the memorandum of agreement or shipbuilding contract made or (as the context may require) to be made between the Additional Owner C and the Additional Ship Seller C in form and substance in all respects acceptable to the Bank and as contemplated by clause 14.2.1, relating to the sale (and/or construction) by the Additional Ship Seller C, and the purchase by the Additional Owner C, of the Additional Ship C;

“Additional Contracts” means, together the Additional Contract A, the Additional Contract B and the Additional Contract C and “Additional Contract” means any of them;

“Additional Cost” means, in relation to any period, a percentage calculated for such period at an annual rate determined in the manner set out in schedule 9;

“Additional Mortgage Date” means, in relation to each Additional Owner and the relevant Ship, the latest date when the Borrowers shall deliver the documents and evidence specified in clause 8.1.15(b) in connection with such Additional Ship in accordance with the terms of such clause 8.1.15(b);

“Additional Owner” means:

(a)                                  in relation to Additional Ship A, the Additional Owner A;

(b)                                 in relation to Additional Ship B, the Additional Owner B; or

(c)                                  in relation to Additional Ship C, the Additional Owner C,

and “Additional Owners” means any or all of them;

“Additional Owner A” means Baldwin Management Co. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or such other member of the Group advised by the Borrowers to the Bank in writing and accepted by the Bank in writing (no later than forty (40) Banking Days prior to the Delivery Date of the Additional Ship A) to be the purchaser of such Ship pursuant to the Additional Contract A, and includes its successors in title;

“Additional Owner B” means Sea Breezer Marine S.A. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or such other member of the Group advised by the Borrowers to the Bank in writing and accepted by the Bank in writing (no later than forty (40) Banking Days prior to the Delivery Date of the Additional Ship B) to be the purchaser of such Ship pursuant to the Additional Contract B, and includes its successors in title;

“Additional Owner C” means Tiffany Marine S.A. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or such other member of the Group advised by the Borrowers to the Bank in writing and accepted by the Bank in writing (no later than forty (40)

Banking Days prior to the Delivery Date of the Additional Ship C) to be the purchaser of such Ship pursuant to the Additional Contract C, and includes its successors in title;

“Additional Ship” means:

(a)                                  in relation to Additional Owner A, the Additional Ship A;

(b)                                 in relation to Additional Owner B, the Additional Ship B; or

(c)                                  in relation to Additional Owner C, the Additional Ship C,

and “Additional Ships” means any or all of them;

“Additional Ship A” means a motor vessel of the Approved Type nominated in writing by the Borrowers to the Bank not less than thirty (30) Banking Days before its proposed Delivery Date and approved in writing by the Bank not later than five (5) Banking Days after receipt by the Bank of such nomination, to be purchased by the Additional Owner A pursuant to the Additional Contract A and to be registered on its Delivery Date in the ownership of the Additional Owner A under the laws and the flag of the relevant Flag State through the relevant Registry;

“Additional Ship B” means a motor vessel of the Approved Type nominated in writing by the Borrowers to the Bank not less than thirty (30) Banking Days before its proposed Delivery Date and approved in writing by the Bank not later than five (5) Banking Days after receipt by the Bank of such nomination, to be purchased by the Additional Owner B pursuant to the Additional Contract B and to be registered on its Delivery Date in the ownership of the Additional Owner B under the laws and the flag of the relevant Flag State through the relevant Registry;

“Additional Ship C” means a motor vessel of the Approved Type nominated in writing by the Borrowers to the Bank not less than thirty (30) Banking Days before its proposed Delivery Date and approved in writing by the Bank not later than five (5) Banking Days after receipt by the Bank of such nomination, to be purchased by the Additional Owner C pursuant to the Additional Contract C and to be registered on its Delivery Date in the ownership of the Additional Owner C under the laws and the flag of the relevant Flag State through the relevant Registry;

“Additional Ship Seller” means:

(a)                                  in relation to Additional Ship A, the Additional Ship Seller A;

(b)                                 in relation to Additional Ship B, the Additional Ship Seller B; or

(c)                                  in relation to Additional Ship C, the Additional Ship Seller C,

and “Additional Ship Sellers” means any or all of them;

“Additional Ship Seller A” means the company which is a party to the Additional Contract A as seller and/or builder (as the case may be) of the Additional Ship A and includes its successors in title;

“Additional Ship Seller B” means the company which is a party to the Additional Contract B as seller and/or builder (as the case may be) of the Additional Ship B and includes its successors in title;

“Additional Ship Seller C” means the company which is a party to the Additional Contract C as seller and/or builder (as the case may be) of the Additional Ship C and includes its successors in title;

“Advances” means each borrowing of a proportion of the Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing, it includes (i) each Amorgos Pre-delivery Advance, (ii) each Kimolos Pre-delivery Advance, (iii) each Milos Pre-delivery

Advance, (iv) each Mykonos Pre-delivery Advance, (v) each Syros Pre-delivery Advance and (vi) each of the five (5) Delivery Advances (ie one for each Newbuilding), and:

(a)                                  in relation to the Amorgos Ship and the Amorgos Tranche, it means the Amorgos Advances;

(b)                                 in relation to the Kimolos Ship and the Kimolos Tranche, it means the Kimolos Advances;

(c)                                  in relation to the Milos Ship and the Milos Tranche, it means the Milos Advances;

(d)                                 in relation to the Mykonos Ship and the Mykonos Tranche, it means the Mykonos Advances; or

(e)                                  in relation to the Syros Ship and the Syros Tranche, it means the Syros Advances,

and “Advance” means any of them;

“Aggregate Liabilities” means, at any relevant time, the aggregate of the Loan and the Outstandings;

“Amorgos Advances” means, together, the Amorgos Pre-delivery Advances and the Delivery Advance in respect of the Amorgos Ship and “Amorgos Advance” means any of them;

“Amorgos Owner” means Amorgos Maritime Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Amorgos Pre-delivery Advances” means, together, the First Advance, the Second Advance and the Third Advance in respect of the Amorgos Ship and “Amorgos Pre-delivery Advance” means any of them;

“Amorgos Ship” means the (approximately) 3,800 dwt double-hull oil product tanker known on the date of this Agreement as Hull No. DN-3500-4 and under construction by the Builders, to be constructed and sold by the Builders to the Amorgos Owner pursuant to the relevant Contract and to be registered on its Delivery Date in the ownership of the Amorgos Owner through the relevant Registry under the laws and flag of the relevant Flag State;

“Amorgos Tranche” means a tranche of the Term Loan of up to Six million six hundred and eighty thousand Dollars ($6,680,000) comprising, and to be drawn down in, four (4) Advances (being the Amorgos Advances);

“AMPNI Borrower” means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MHJ96960 and includes its successors in title;

“AMPNI Operating Account” means an interest bearing Dollar account of the AMPNI Borrower opened or (as the context may require) to be opened by the AMPNI Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an AMPNI Operating Account for the purposes of this Agreement;

“AMPNI Operating Account Pledge” means the pledge of the AMPNI Operating Account executed or (as the context may require) to be executed by the AMPNI Borrower in favour of the Bank in such form as the Bank may in its absolute discretion require;

“AMPSA Borrower” means Aegean Marine Petroleum S.A. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

“AMPSA Operating Account” means an interest bearing Dollar account of the AMPSA Borrower opened or (as the context may require) to be opened by the AMPSA Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an AMPSA Operating Account for the purposes of this Agreement;

“AMPSA Operating Account Pledge” means the pledge of the AMPSA Operating Account executed or (as the context may require) to be executed by the AMPSA Borrower in favour of the Bank in such form as the Bank may in its absolute discretion require;

“Applicable Accounting Principles” means, at any relevant time, the most recent and up to date US GAAP;

“Approved Type” means a double-hull product tanker which is:

(a)                                  of up to (approximately) 10,000 dwt; and

(b)                                 otherwise in all respects (including, without limitation, as to its physical condition, flag, classification or employment) acceptable to the Bank in its sole discretion;

“Assignee” has the meaning ascribed thereto in clause 15.3;

“Availability Period” means, in relation to each of the Overdraft Facility and the Guarantee Facility, the period commencing on the date of this Agreement and ending on the earlier of:

(a)                                  the date falling one (1) month before the Final Maturity Date (or such later date as the Bank may agree with the Borrowers); and

(b)                                 the date on which the Bank’s obligation to make the Overdraft Facility or (as the case may be) the Guarantee Facility available is fully cancelled or terminated under the terms of this Agreement; and

(c)                                  the date when the Term Loan is repaid or prepaid in full;

“Bank” means The Royal Bank of Scotland plc whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the Borrowers pursuant to clause 15.6) and includes its successors in title, Assignees and/or Transferees;

“Banking Day” means a day on which banks are open in London and Greece and, in respect of a day on which payment is required to be made or other dealing is due to take place under this Agreement:

(a)                                  in Dollars, a day on which banks are open in New York City;

(b)                                 in an Optional Currency (other than euros), a day on which banks are open in New York City and the principal financial centre of the country of that Optional Currency; and

(c)                                  in euros, a Target Day,

or any other relevant place of payment under clause 6;

“Beneficiary” means, in relation to an L/C, the person in whose favour the L/C has been issued under this Agreement;

“Borrowed Money” means Indebtedness incurred in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrowers” mean, together, the AMPNI Borrower and the AMPSA Borrower and “Borrower” means either or both of them;

“Borrowers’ Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by either of the Borrowers at such time;

“Builders” means, together, FSIGC and FSS and “Builder” means either of them;

“Cash Collateral Account” means an interest bearing account of the AMPSA Borrower opened or (as the context may require) to be opened by the AMPSA Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a Cash Collateral Account for the purposes of this Agreement;

“Cash Collateral Account Pledge” means the pledge of the Cash Collateral Account executed or (as the context may require) to be executed by the AMPSA Borrower in favour of the Bank in such form as the Bank may in its absolute discretion require;

“Casualty Amount” means, in relation to each Ship, Two hundred and fifty thousand Dollars ($250,000) or the equivalent in any other currency;

“Classification” means:

(a)                                  in relation to each Newbuilding, the classification “+A1 OIL CARRIER (E) ESP, FP.<60oC, + ACC + AMS” with the relevant Classification Society; or

(b)                                 in relation to each Ship (other than the Newbuildings), the highest possible classification for a vessel of such Ship’s type with the relevant Classification Society, or, in each case, such other classification as the Bank shall, at the request of an Owner, have agreed in writing shall be treated as the Classification in relation to such Owner’s Ship for the purposes of the relevant Ship Security Documents;

“Classification Society” means, in relation to each Ship, such classification society (being a member of the International Association of Classification Societies (IACS)) which the Bank shall, at the request of an Owner, have agreed in writing shall be treated as the Classification Society in relation to such Owner’s Ship for the purposes of the relevant Ship Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Collateral Mortgage Date” means, in relation to each Collateral Owner and the Ship owned by it, the latest date when the Borrowers shall deliver the documents and evidence specified in clause 8.1.15(a) in connection with such Collateral Ship in accordance with the terms of such clause 8.1.15(a);

“Collateral Owner” means:

(a)           in relation to Collateral Ship A, the Collateral Owner A;

(b)           in relation to Collateral Ship B, the Collateral Owner B; or

(c)           in relation to Collateral Ship C, the Collateral Owner C,

and “Collateral Owners” means any or all of them;

“Collateral Owner A” means Ouranos Tanking S.A. of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Collateral Owner B” means Aegean VII Shipping Ltd. of 13/16 Vincenti Buildings, Strait Street, Valletta, Malta and includes its successors in title;

“Collateral Owner C” means Venus Holding Company of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 and includes its successors in title;

“Collateral Ship” means:

(a)                                  in relation to Collateral Owner A, the Collateral Ship A;

(b)                                 in relation to Collateral Owner B, the Collateral Ship B;

(c)                                  in relation to Collateral Owner C, the Collateral Ship C;

and “Collateral Ships” means any or all of them;

“Collateral Ship A” means the Ship owned by the Collateral Owner A, as described in more detail in row 17 of Part B of schedule 3;

“Collateral Ship B” means the Ship owned by the Collateral Owner B, as described in more detail in row 18 of Part B of schedule 3;

“Collateral Ship C” means the Ship owned by the Collateral Owner C, as described in more detail in row 19 of Part B of schedule 3;

“Commitment” means the amount which the Bank has agreed to lend to the Borrowers under clause 2.1 as reduced by any relevant term of this Agreement;

“Compulsory Acquisition” means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Consolidated Book Net Worth” means the aggregate of the amounts paid-up or credited as paid-up on the AMPNI Borrower’s issued share capital and the amount of the consolidated capital and revenue reserves of the Group (including any share premium account, capital redemption reserve fund and any credit balance on the consolidated profit and loss account of the Group) all as shown by the latest consolidated balance sheet and profit and loss account of the Group delivered under this Agreement but after:

(a)                                  deducting any debit balance on such consolidated profit and loss account;

(b)                                 deducting any amount shown in such consolidated balance sheet in respect of goodwill (including good will arising on consolidation) and other intangible assets;

(c)                                  deducting (so far as not otherwise excluded as attributable to minority interests) a sum equal to the aggregate of the amount by which the book value of any fixed assets of any member of the Group has been written up after 31 December 2006 (or, in the case of a company becoming a subsidiary after that date, the date on which that company became a subsidiary) by way of revaluation. For the purposes of this paragraph (c) any increase in the book value of any fixed asset resulting from its transfer by one member of the Group to another member of the Group shall be deemed to result from a writing up of its book value by way of revaluation;

(d)                                 excluding amounts set aside for taxation as at the date of such balance sheet and making such adjustments as may be appropriate in respect of any significant additional taxation expected to result from transactions carried out by any member of the Group after such date and not reflected in that balance sheet;

(e)                                  deducting all amounts attributable to minority interests in Subsidiaries;

(f)                                    making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or any such reserves after the date of the relevant balance sheet (but so that no such adjustment shall be made in respect of any variation in profit and loss account except to the extent of any profit or loss, calculated on a cumulative basis, recorded in the consolidated profit and loss account of the Group delivered to the Bank before the date of this Agreement, or under clause 8.1.5 in respect of any subsequent period);

(g)                                 making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by any member of the Group (otherwise than attributable directly or indirectly to the AMPNI Borrower) out of profits earned up to and including the date of the latest audited balance sheet of that member of the Group to the extent that such distribution is not provided for in that balance sheet;

(h)                                 making such adjustments as may be appropriate in respect of any variation in the interests of the AMPNI Borrower in its Subsidiaries since the date of the latest consolidated balance sheet of the Group;

(i)                                     if the calculation is required for the purpose of or in connection with a transaction under or in connection with which any company is to become or cease to be a Subsidiary of the AMPNI Borrower, making all such adjustments as would be appropriate if that transaction had been carried into effect; and

(j)                                     making such adjustments as may be appropriate in the opinion of the Bank in order that the above amounts are calculated in accordance with the Applicable Accounting Principles;

“Consolidated Current Assets” means, as of the last day of an Accounting Period, the aggregate of the cash and marketable securities, trade and other receivables from persons other than a member of the Group realisable within one (1) year, inventories and prepaid expenses which are to be charged to income within one (1) year less any doubtful debts and any discounts or allowances given, in each case in relation to the Group, as stated in the then most recent Accounting Information relevant to such Accounting Period;

“Consolidated Debt” means, as of the last day of an Accounting Period, the aggregate amount of Debt owed by the members of the Group (other than any Debt owing by any member of the Group to another member of the Group), as stated in the then most recent Accounting Information relevant to such Accounting Period;

“Consolidated Leverage Ratio” means, as of the last day of an Accounting Period, the ratio of (a) the Consolidated Debt to (b) the Consolidated Total Assets, as stated in the then most recent Accounting Information relevant to such Accounting Period;

“Consolidated Liquid Funds” means, as of the last day of an Accounting Period or at any other relevant time:

(a)                                  cash of any member of the Group in bank accounts held with the Bank which is free from any Encumbrances (other than Permitted Encumbrances) but excluding:

(i)                                   any amounts required by and maintained by the Borrowers in the AMPNI Operating Account for the purposes of compliance with, clause 8.1.14; and

(ii)                                any amounts standing to the credit of the Cash Collateral Account;

(b)                                 the undrawn amount of any committed overdraft facilities available to any member of the Group with a remaining tenor of no less than six (6) months (including the Overdraft Facility); and

(c)                                  any instrument, investment or security of any member of the Group approved by the Bank in its sole discretion which is free from Encumbrances,

in each case, as stated in the then most recent Accounting Information relevant to such Accounting Period and/or as calculated by the Bank in its sole discretion by reference to any other information available to the Bank at the relevant time of calculation;

“Consolidated Tangible Fixed Assets” means, as of the last day of an Accounting Period, the aggregate of (a) the Fleet Market Value and (b) the book value (less depreciation computed in accordance with the Applicable Accounting Principles consistently applied) on a consolidated basis of all other tangible fixed assets of the Group (i.e. excluding Fleet Vessels), as stated in the then most recent Accounting Information relevant to such Accounting Period;

“Consolidated Total Assets” means, in respect of an Accounting Period, the aggregate of Consolidated Current Assets and Consolidated Tangible Fixed Assets;

“Construction Cost” means, in relation to each Newbuilding, the aggregate of (a) the Contract Price for that Newbuilding and (b) the Supervision Cost for that Newbuilding and “Construction Costs” means any or all of them;

“Contract” means, in relation to each Newbuilding, the shipbuilding contract dated 6 February 2005, as amended by addendum No. 1 dated 31 March 2005, addendum No. 2 dated 27 April 2005 and addendum No. 3 dated 27 May 2005, all made between the Builders and the Newbuilding Owner relevant to such Newbuilding as may be further amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the construction and sale by the Builders, and the purchase by such Newbuilding Owner, of the relevant Newbuilding and “Contracts” means any or all of them;

“Contract Assignment Consent and Acknowledgement” means, in relation to each Newbuilding, the acknowledgement of notice of, and consent to, the assignment in respect of the relevant Contract to be given by the Builders in the form scheduled to the relevant Pre-delivery Security Assignment and “Contract Assignment Consents and Acknowledgements” means any or all of them;

“Contract Price” means, in relation to each Newbuilding, the purchase price for such Newbuilding under the relevant Contract, being Six million eight hundred thousand Dollars ($6,800,000) or such other lesser sum in Dollars as may be payable by the relevant Newbuilding Owner to the Builders pursuant to the relevant Contract as the purchase price for the relevant Newbuilding and “Contract Prices” means any or all of them;

“Corporate Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Bank in such form as the Bank may in its sole discretion require;

“Corporate Guarantor” means Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Credit Support Document” has the meaning given to that expression in section 14 of the Master Swap Agreement and as set out in paragraph (f) of Part 4 of the Schedule to the Master Swap Agreement;

“Credit Support Provider” means any person defined as such in the Master Swap Agreement pursuant to section 14 of the Master Swap Agreement;

“Customer” means each person from whom Receivables are due to the AMPSA Borrower at any relevant time and “Customers” means any or all of them;

“Debt” means, in relation to any member of the Group (the “debtor”):

(a)                                  Borrowed Money of the debtor;

(b)                                 liability for any credit to the debtor from a supplier of goods or services or under any instalment purchase or payment plan or other similar arrangement;

(c)                                  contingent liabilities of the debtor (including without limitation any taxes or other payments under dispute) which have been or, under the Applicable Accounting Principles consistently applied, should be recorded in the notes to the Accounting Information;

(d)                                 deferred tax of the debtor; and

(e)                                  liability under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person who is not a member of the Group which would fall within (a) to (d) above if the references to the debtor referred  to the other person;

“Deed of Covenant” means, in relation to each Ship, the first priority deed of covenant and/or general assignment (as the case may be) collateral to the Mortgage for that Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in such form as the Bank may require in its sole discretion and “Deeds of Covenant” means any or all of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Delivery” means:

(a)                                  in relation to each Newbuilding, the delivery of such Newbuilding by the Builders to, and the acceptance of such Newbuilding by, the relevant Newbuilding Owner pursuant to the relevant Contract; or

(b)                                 in relation to each Additional Ship, the delivery of such Additional Ship by the relevant Additional Ship Seller to, and the acceptance of such Additional Ship by, the relevant Additional Owner pursuant to the relevant Additional Contract;

“Delivery Advance” means, in relation to each Newbuilding, an Advance of up to Three million seven hundred and fifty seven thousand five hundred Dollars ($3,757,500) made or (as the context may require) to be made available to the Borrowers for the purpose of (a) financing or refinancing in part the payment of the final instalment of the Contract Price for the relevant Newbuilding and the final instalment of the Supervision Cost for the relevant Newbuilding, each falling due on the Delivery Date for the relevant Newbuilding and (b) (as to the balance) refinancing the payment of any other part of the Construction Cost for the relevant Newbuilding previously made by the relevant Newbuilding Owner and not already financed under the terms of this Agreement and “Delivery Advances” means any or all of them;

“Delivery Date” means, in relation to each Newbuilding or Additional Ship, the date upon which its Delivery occurs;

“Direct Credit Substitute” means a letter of credit or bank guarantee issued or to be issued by the Bank in favour of a Beneficiary in such form as is agreed between the Bank and the AMPSA Borrower which is required by the AMPSA Borrower in the ordinary course of the AMPSA Borrower’s business and which is neither a Documentary L/C nor a Transaction Related Standby L/C;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Documentary L/C” means a letter of credit issued or to be issued by the Bank in favour of a Beneficiary in such form as is agreed between the Bank and the AMPSA Borrower which directly relates to the purchase of Oil Products by the AMPSA Borrower and which imposes on the Bank a primary obligation to pay upon presentation of specified documents as specified in such letter of credit;

“Dollars” and “$” mean the lawful currency of the United States of America and, in respect of all payments to be made under any of the Security Documents, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to an Advance, any date, being a Banking Day falling during the relevant Drawdown Period, on which the Borrowers request that Advance to be made as specified in the relevant Drawdown Notice (whether or not such Advance is actually made or not);

“Drawdown Notice” means a notice in the form or substantially in the form of Part A of schedule 1;

“Drawdown Period” means, in relation to an Advance, the period commencing on the date of this Agreement and ending on the relevant Termination Date or the period ending on such earlier date (if any) on which (a) the aggregate amount of all Advances is equal to the Commitment or (b) the Commitment is reduced to zero pursuant to clauses 4.3, 10.2 or 12 or any other relevant term of this Agreement or (c) Delivery of the Newbuilding relevant to such Advance occurs;

“Earnings” means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the Owner of such Ship during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Owner in the event of requisition of such Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Ship;

“EMU Legislation” means legislative measures of the Council of the European Union for the introduction of, changeover to, or operation of, a single or unified European Currency being part of the implementation of the Third Stage;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements) having a similar effect;

“Environmental Affiliate” means any agent or employee of any Owner or any other Relevant Party or any person having a contractual relationship with any Owner or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all material enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“EURIBOR” means, in respect of any amount outstanding hereunder in euros and in relation to a particular period, the rate per annum determined by the Bank to be that at which deposits in euros and in an amount comparable with the amount in relation to which EURIBOR is to be determined and for a period equal to the relevant period were being offered by the Bank to prime banks in the European Interbank Market at or about 11.00 a.m. (Brussels time) on the Quotation Date for such period;

“euro” and “euros” means, for the time being, the single currency of Participating Member States as provided in the EMU Legislation;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Expiry Date” means, in relation to an L/C, the expiry date specified in the Issue Request relating thereto and initially applicable thereto or, as the context may require, any extended expiry date requested and agreed to by the Bank pursuant to clause 2.19 and/or clause 2.29 provided that in no circumstances shall the expiry date of an L/C be a date falling after the Final Maturity Date except in accordance with clause 2.29;

“Final Maturity Date” means, in relation to the Overdraft Facility and the Guarantee Facility, the earlier of (a) the date falling twenty four (24) months after the date of this Agreement and (b) 31 December 2008;

“First Advance” means, in relation to each Newbuilding, an Advance of up to Four hundred and seventeen thousand five hundred Dollars ($417,500) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the payment of the second instalment of the Contract Price for the relevant Newbuilding and the second instalment of the Supervision Cost for the relevant Newbuilding, each falling due before the Delivery Date of the relevant Newbuilding as set out in schedule 4 and “First Advances” means any or all of them;

“First Repayment Date” means, in relation to each Tranche (and subject to clause 6.3), the date falling three (3) months after the earlier of (a) the Drawdown Date of the Delivery Advance relevant to such Tranche and (b) the last day of the Drawdown Period for the Delivery Advance relevant to such Tranche;

“Flag State” means, in relation to each Ship, such state or territory (if any) specified opposite such Ship’s name in the column headed “Flag State” in Part B of schedule 3 or, in each case, if not so specified or for any other reason, such other state or territory designated in writing by the Bank in its absolute discretion, at the request of an Owner as being the “Flag State” of such Owner’s Ship for the purpose of the Security Documents;

“Fleet Market Value” means, as of the date of calculation, the aggregate market value of the Fleet Vessels as most recently determined pursuant to valuations obtained by the Security Agent and made in accordance with the provisions of clause 8.2.2 of the Agreement (at the expense of the Borrowers);

“Fleet Vessels” means the vessels (including, but not limited to, the Ships) from time to time owned by the members of the Group and “Fleet Vessel” means any of them;

“FSIGC” means Fujian Shipbuilding Industry Group Corporation, a corporation duly organized and existing under the laws of the People’s Republic of China, having its registered office at 27 Qunzhong Road, Fuzhou, Fujian, The People’s Republic of China and includes its successors in title;

“FSS” means Fujian Southeast Shipyard, a corporation duly organized and existing under the laws of the People’s Republic of China, having its registered office at 7# Jianshe Road, Economic Technical Development Zone of Fuzhou, Fujian Province, The People’s Republic of China and includes its successors in title;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means the AMPNI Borrower and its Subsidiaries from time to time (including, for the avoidance of doubt, the AMPSA Borrower, each Owner and the Corporate Guarantor) and “member of the Group” shall be construed accordingly;

“Guarantee Facility” means the multi-currency revolving guarantee and letter of credit facility of up to $100,000,000 referred to in clause 2.11 and made available by the Bank to the Borrowers pursuant to this Agreement;

“Guarantee Facility Commitment” means $100,000,000 or the equivalent thereof in Optional Currencies as such amount may be reduced or cancelled by any relevant term of this Agreement;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Insurance Letter” means, in respect of a Ship, a letter from the Owner of such Ship in the form set out in schedule 7;

“Insurances” means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Owner (whether in the sole name of such Owner, or in the joint names of such Owner and the Bank or otherwise) in respect of such Owner’s Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means:

(a)                                  in relation to any Advance or Tranche, each period for the calculation of interest in respect of such Advance or, as the case may be, Tranche, ascertained in accordance with clauses 3.2 and 3.3; or

(b)                                 in relation to the Overdraft, each seven day period commencing on a Wednesday of a week and ending on the Tuesday of the immediately subsequent week (but, in the event the date of the first drawing under the Overdraft Facility falls on a day other than a Wednesday, the first Interest Period thereof shall commence on such first day of drawing and shall end on the immediately subsequent Tuesday);

“Interest Period Letter” means the letter addressed by the Borrowers to the Bank, such letter to be substantially in the form set out in schedule 8;

“Iota” means Iota Corporation, a corporation duly organised and existing under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of a Ship pursuant to the ISPS Code;

“Issue Date” means, in relation to an L/C, the date, being a Banking Day falling within the Availability Period, on which the Borrowers request that such L/C be issued, as specified in the Issue Request for such L/C or (as the context may require) the date on which such L/C is actually issued;

“Issue Request” means, in relation to an L/C, a notice in the form or substantially in the form of Part B of schedule 1;

“Kimolos Advances” means, together, the Kimolos Pre-delivery Advances and the Delivery Advance in respect of the Kimolos Ship and “Kimolos Advance” means any of them;

“Kimolos Owner” means Kimolos Maritime Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Kimolos Pre-delivery Advances” means, together, the First Advance, the Second Advance and the Third Advance in respect of the Kimolos Ship and “Kimolos Pre-delivery Advance” means any of them;

“Kimolos Ship” means the (approximately) 3,800 dwt double-hull oil product tanker known on the date of this Agreement as Hull No. DN-3500-5 and under construction by the Builders, to be constructed and sold by the Builders to the Kimolos Owner pursuant to the relevant Contract and to be registered on its Delivery Date in the ownership of the Kimolos Owner through the relevant Registry under the laws and flag of the relevant Flag State;

“Kimolos Tranche” means a tranche of the Term Loan of up to Six million six hundred and eighty thousand Dollars ($6,680,000) comprising, and to be drawn down in, four (4) Advances (being the Kimolos Advances);

“L/C” means:

(a)                                  a Documentary L/C; or

(b)                                 a Transaction Related Standby L/C; or

(c)                                  a Direct Credit Substitute;

“L/C Valuation Date” has the meaning given to that term in clause 2.21;

“LIBOR” means:

(a)                                  in respect of the Term Loan and any amount outstanding hereunder in Dollars or in an Optional Currency (other than euros) but excluding any amount outstanding under the Overdraft, and in relation to a particular period, the rate per annum determined by the Bank to be that at which deposits in Dollars or the relevant Optional Currency and in an amount comparable with the amount in relation to which LIBOR is to be determined and for a period equal to the relevant period were being offered by the Bank to prime banks in the London Interbank Market at or about 11:00 a.m. on the Quotation Date for such period, Provided that if the Borrowers shall at any time enter into any Transaction(s) under the Master Swap Agreement in respect of the Term Loan, LIBOR shall (during the period when any such Transaction(s) are effective and for an amount equal to the notional amount of such Transaction(s)) be the rate for deposits in Dollars for a period equivalent to such period at or about 11:00 a.m. on the Quotation Date for such period as displayed on Reuters page LIBOR01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the

British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) dated August, 1996) for Dollars); or

(b)                                 in respect of the Overdraft and in relation to each Interest Period for the Overdraft, the rate per annum (rounded upwards to the nearest one sixteenth (1/16th) of one per cent (1%)) quoted by the Bank to the Borrowers as “LIBOR” for seven-day Dollar deposits on the first day of such Interest Period;

“Listing” means the successful listing of all the shares in the AMPNI Borrower on the New York Stock Exchange;

“Listing Date” means the date when the Listing has taken place;

“Loan” means the aggregate principal amount owing to the Bank under this Agreement (including, for the avoidance of doubt, the Overdraft) but excluding the Outstandings at any relevant time;

“Management Agreement” means, in relation to each Ship, the management agreement made or (as the context may require) to be made between the relevant Owner and the Manager in a form previously approved in writing by the Bank, providing (inter alia) for the Manager to manage that Ship and “Management Agreements” means any or all of them;

“Manager” means, in relation to each Ship, Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any other person appointed by the Owner of such Ship, with the prior written consent of the Bank, as the manager of such Ship and, in each such case, includes their respective successors in title;

“Manager’s Operating Account” means an interest bearing Dollar account of the Corporate Guarantor opened or (as the context may require) to be opened by the Corporate Guarantor with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a Manager’s Operating Account for the purposes of this Agreement;

“Manager’s Undertaking” means, in relation to each Ship, the first priority undertaking and assignment in relation to that Ship executed or (as the context may require) to be executed by the Manager in favour of the Bank in such form as the Bank may require in its sole discretion and “Manager’s Undertakings” means any or all of them;

“Margin” means:

(a)                                  in relation to the Term Loan, one point one five per cent (1.15%) per annum; or

(b)                                 in relation to the Overdraft, one point two five per cent (1.25%) per annum;

“Master Agreement Security Deed” means the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Bank in the form set out in schedule 6;

“Master Swap Agreement” means the agreement made between the Bank and the Borrowers dated as of 19 December 2006 comprising an ISDA Master Agreement, a schedule thereto (each in the form set out in schedule 5 and any Confirmations (as defined therein) supplemental thereto;

“Milos Advances” means, together, the Milos Pre-delivery Advances and the Delivery Advance in respect of the Milos Ship and “Milos Advance” means any of them;

“Milos Owner” means Milos Maritime Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Milos Pre-delivery Advances” means, together, the First Advance, the Second Advance and the Third Advance in respect of the Milos Ship and “Milos Pre-delivery Advance” means any of them;

“Milos Ship” means the (approximately) 3,800 dwt double-hull oil product tanker known on the date of this Agreement as Hull No. DN-3500-1 and under construction by the Builders, to be constructed and sold by the Builders to the Milos Owner pursuant to the relevant Contract and to be registered on its Delivery Date in the ownership of the Milos Owner through the relevant Registry under the laws and flag of the relevant Flag State;

“Milos Tranche” means a tranche of the Term Loan of up to Six million six hundred and eighty thousand Dollars ($6,680,000) comprising, and to be drawn down in, four (4) Advances (being the Milos Advances);

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means, in relation to each Ship, the first priority or (as the case may be) first preferred mortgage of that Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in such form as the Bank may require in its sole discretion and “Mortgages” means any or all of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the date that the Deed of Covenant for such Ship shall have been executed in accordance with this Agreement and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement and (c) (in the case of a Newbuilding only) the Drawdown Date of the Delivery Advance for such Newbuilding, until whichever shall be the earlier of (i) the payment in full of the amount (if any) required to be paid by the Bank pursuant to clause 4.3 following the Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Mykonos Advances” means, together, the Mykonos Pre-delivery Advances and the Delivery Advance in respect of the Mykonos Ship and “Mykonos Advance” means any of them;

“Mykonos Owner” means Mykonos Maritime Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Mykonos Pre-delivery Advances” means, together, the First Advance, the Second Advance and the Third Advance in respect of the Mykonos Ship and “Mykonos Pre-delivery Advance” means any of them;

“Mykonos Ship” means the (approximately) 3,800 dwt double-hull oil product tanker known on the date of this Agreement as Hull No. DN-3500-7 and under construction by the Builders, to be constructed and sold by the Builders to the Mykonos Owner pursuant to the relevant Contract and to be registered on its Delivery Date in the ownership of the Mykonos Owner through the relevant Registry under the laws and flag of the relevant Flag State;

“Mykonos Tranche” means a tranche of the Term Loan of up to Six million six hundred and eighty thousand Dollars ($6,680,000) comprising, and to be drawn down in, four (4) Advances (being the Mykonos Advances);

“Newbuilding Owner” means:

(a)                                  in relation to the Amorgos Ship, the Amorgos Owner;

(b)                                 in relation to the Kimolos Ship, the Kimolos Owner;

(c)                                  in relation to the Milos Ship, the Milos Owner;

(d)                                 in relation to the Mykonos Ship, the Mykonos Owner; or

(e)                                  in relation to the Syros Ship, the Syros Owner,

and “Newbuilding Owners” means any or all of them;

“Newbuildings” means, together, the Amorgos Ship, the Kimolos Ship, the Milos Ship, the Mykonos Ship and the Syros Ship and “Newbuilding” means any of them;

“Oil Products” means oil bunkering products and lubricants used in the maritime industry;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Optional Currency” means the euro and any other currency (other than Dollars) which is acceptable to the Bank and is, for the time being, freely transferable and convertible into Dollars in the London Foreign Exchange Market;

“Optional Currency L/C” means an L/C denominated in an Optional Currency;

“Original Dollar Amount” means, in relation to an L/C, the amount in Dollars which is, or is to be, outstanding (if denominated in Dollars) or (if denominated in an Optional Currency) the amount in Dollars which would have been outstanding if such L/C had first been issued and had remained denominated in Dollars, reduced from time to time by reductions of such L/C under this Agreement;

“Outstanding Amount” means, in relation to an L/C, the maximum amount (whether of principal or interest or otherwise) determined by the Bank to be that for which such L/C was issued and, in relation to an Optional Currency L/C, the amount in Dollars last determined by the Bank as the Outstanding Amount in accordance with clause 2.21.2, in each case less the aggregate amount of all reductions to such L/C which have been made in accordance with the provisions of clause 2.22;

“Outstandings” means, at any relevant time, the aggregate of (a) the Outstanding Amounts for all L/Cs and (b) the aggregate principal amount of each outstanding loan made by the Bank to the Borrowers pursuant to clause 2.23.3;

“Overdraft” means, from time to time and at any relevant time, the outstanding aggregate debit balance on the Overdraft Account;

“Overdraft Account” means a Dollar “open current account” of the AMPSA Borrower opened or (as the context may require) to be opened by the AMPSA Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an Overdraft Account for the purposes of this Agreement;

“Overdraft Facility” means the overdraft facility of up to $50,000,000 referred to in clause 2.7 and made available by the Bank to the Borrowers pursuant to this Agreement;

“Overdraft Facility Limit” means an amount of up to Fifty million Dollars ($50,000,000) or such other sum as may be approved in writing by the Bank in its absolute discretion, as such amount may be reduced or cancelled by any relevant term of this Agreement;

“Owner” means each of the companies listed in Part A of schedule 3 under the column headed “Owner”, each being a company incorporated in such jurisdiction as specified opposite such company’s name in the column headed “Country of Incorporation” in Part A of schedule 3 and whose registered office is as specified opposite such company’s name in the column headed “Registered Office” in Part A of schedule 3, it includes, for the avoidance of doubt and without limitation, each Newbuilding Owner, each Collateral Owner and each Additional Owner and, in relation to a Ship, means the company set out opposite the name of such Ship in the column headed “Owning Company” in Part B of schedule 3, it includes each Owner’s successors in title and “Owners” means any or all of them;

“Owner’s Guarantee” means, in relation to each Owner and its Ship, the corporate guarantee executed or (as the context may require) to be executed by such Owner in favour of the Bank in such form as the Bank may in its sole discretion require and “Owner’s Guarantees” means any or all of them;

“Participating Member State” means each state so described in any EMU Legislation;

“Permitted Encumbrance” means any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in relation to each Ship, any lien on that Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the relevant Casualty Amount;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Pre-delivery Advances”:

(a)                                  in relation to the Amorgos Ship and the Amorgos Tranche, means the Amorgos Pre-delivery Advances;

(b)                                 in relation to the Kimolos Ship and the Kimolos Tranche, means the Kimolos Pre-delivery Advances;

(c)                                  in relation to the Milos Ship and the Milos Tranche, means the Milos Pre-delivery Advances;

(d)                                 in relation to the Mykonos Ship and the Mykonos Tranche, means the Mykonos Pre-delivery Advances; or

(e)                                  in relation to the Syros Ship and the Syros Tranche, means the Syros Pre-delivery Advances,

and “Pre-delivery Advance” means any of them;

“Pre-delivery Security Assignment” means, in relation to each Newbuilding, the assignment of the Contract, the Refund Guarantees and the Supervision Contract for such Newbuilding executed or (as the context may require) to be executed by the relevant Newbuilding Owner in favour of the Bank in such form as the Bank may in its sole discretion require;

“Qualifying Receivables” means Receivables which, at the relevant time:

(a)                                  have been assigned to the Bank pursuant to the Receivables Assignment;

(b)                                 have been included in a Schedule of Receivables submitted to the Bank pursuant to clause 2.1.12 or clause 8.2.7, each together with the copies of documents,  receipt(s) and invoice(s) relating to such Receivables required to be submitted pursuant to clause 2.12 and:

(c)                                  (i) in the case of Receivables due in respect of lubricants, are payable within 60 days of the date of the relevant receipt and are not overdue for payment; and

(ii) in the case of Receivables due in respect of oil bunkering, are payable within 30 days of the date of the relevant receipt and are not overdue for payment by more than 15 days;

“Quotation Date” means, in relation to any period for which an interest rate is to be determined under any provision of this Agreement or any other Security Documents:

(a)                                  in the case of deposits in Dollars or an Optional Currency (other than euros), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the relevant currency to which such rate is to be determined for delivery on the first day of that period; and

(b)                                 in the case of deposits in euros, the Target Day on which quotations would ordinarily be given by leading banks in the European Interbank Market for deposits in euros for delivery on the first day of that period;

“Receivables” means sums due and owing at any relevant time to the AMPSA Borrower by its customers in respect of oil bunkering and/or lubricant sales;

“Receivables Assignment” means an assignment of the Receivables executed or (as the context may require) to be executed by the AMPSA Borrower in favour of the Bank in such form as the Bank may in its sole discretion require;

“Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Refund Guarantee in respect of a Newbuilding, an acknowledgement of notice of, and consent to, the assignment in respect of that Refund Guarantee to be given by the relevant Refund Guarantor who issued such Refund Guarantee in the form scheduled to the Pre-delivery Security Assignment for such Newbuilding and “Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Refund Guarantees” means, in relation to each Newbuilding, together, each letter of guarantee issued or (as the context may require) to be issued from time to time by a Refund Guarantor in respect of certain of the Builders’ obligations under the Contract relevant to such Newbuilding, whether pursuant to that Contract or any agreement supplemental to that Contract, and any extensions, renewals or replacements to or of any such guarantee(s), in each case in form and substance acceptable to the Bank in its sole discretion and “Refund Guarantee” means any of them;

“Refund Guarantor” means Bank of Communications, Fuzhou Branch of Fuzhou, People’s Republic of China and/or any other bank or financial institution acceptable to the Bank in its sole discretion and appointed by the Builders to issue a Refund Guarantee and includes their respective successors in title and “Refund Guarantors” means any or all of them;

“Registry” means, in relation to a Ship, any registrar, consul, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Regulatory Agency” means the Government Entity or other organisation in a Flag State which has been designated by the Government of that Flag State to implement and/or administer and/or enforce the provisions of the Code;

“Related Company” means:

(a)                                  of the Bank, means any Subsidiary of the Bank, any company or other entity of which the Bank is a Subsidiary and any Subsidiary of any such company or entity; or

(b)                                 of a Security Party, means any company or other entity which is engaged or active in the bunkering business or in the provision of bunkering services and which is:

(i)                                     a Subsidiary of the relevant Security Party; or

(ii)                                  any company or other entity (“holding company”) of which such Security Party is a Subsidiary; or

(iii)                               any Subsidiary (other than such Security Party) of any such holding company;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means the Borrowers, the Borrowers’ Related Companies, the other Security Parties (other than the Builders and the Refund Guarantors) and their respective Related Companies including, for the avoidance of doubt, all the members of the Group from time to time;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Repayment Dates” means, in relation to each Tranche (and subject to clause 6.3), the First Repayment Date in respect such Tranche and each of the dates falling at three (3) monthly intervals after such First Repayment Date up to and including the date falling one hundred and forty one (141) months after such First Repayment Date;

“Requisition Compensation” means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

“Reset Date” has the meaning given in clause 2.13;

“Schedule of Receivables” means a Schedule in the form of a schedule to the Receivables Assignment (or in such other form as the Bank may approve) and submitted or to be submitted to the Bank pursuant to clause 2.12 or clause 8.2.7;

“Second Advance” means, in relation to each Newbuilding, an Advance of up to One million two hundred and fifty two thousand five hundred Dollars ($1,252,500) made or (as the context may require) to be made available to the Borrowers for the purpose of (a) financing or refinancing in full the payment of the third instalment of the Contract Price for the relevant Newbuilding falling due before the Delivery Date of the relevant Newbuilding as set out in schedule 4 and (b) (as to the balance) refinancing the payment of any other part of the Construction Cost for the relevant Newbuilding previously made by the relevant Newbuilding Owner and not already financed or refinanced under the terms of this Agreement and “Second Advances” means any or all of them;

“Security Documents” means this Agreement, the Master Swap Agreement, the Master Agreement Security Deed, the Corporate Guarantee, the Owner’s Guarantees, the Mortgages, the Deeds of Covenant, the Pre-delivery Security Assignments, the Contract Assignment Consents and Acknowledgements, the Refund Guarantee Assignment Consents and Acknowledgements, the Supervision Contract Assignment Consents and Acknowledgements, the Manager’s Undertakings, the Receivables Assignment, any Schedule of Receivables, the Account Pledges and any other agreement or document as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Aggregate Liabilities, interest thereon and other moneys from time to time owing by the Borrowers or either of them or any other Security Party pursuant to this Agreement and/or the Master Swap Agreement and/or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means each Borrower, the Corporate Guarantor, each Owner, the Manager, each Refund Guarantor, Iota and each Builder or any other person who may at any time be a party to any of the Security Documents (other than the Bank);

“Security Period” means the period commencing on the date hereof and terminating upon the later of (a) the date when there shall be no Aggregate Liabilities and the security created by the Security Documents shall have been discharged by payment of all monies payable thereunder, whether actually or contingently and (b) the latest Expiry Date;

“Security Requirement” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Bank) which is, at any relevant time, One hundred and twenty per cent (120%) of the aggregate of (a) the Actual Exposure and (b) the cost (if any) (as certified by the Bank whose certificate shall in the absence of manifest error be conclusive and binding on the Borrowers and the Bank) of terminating any Transactions entered into pursuant to the Master Swap Agreement;

“Security Value” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Bank) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2 and (c) the amount standing to the credit of the AMPNI Operating Account for the purposes of compliance with clause 8.1.14 and (d) any amount standing to the credit of the Cash Collateral Account;

“Settlement Amount” means, in relation to each demand made under an L/C, the amount payable by the Bank to the Beneficiary in respect of such demand, in Dollars or, in the case of an L/C issued in an Optional Currency, in such Optional Currency;

“Settlement Date” means, in relation to each demand made under an L/C, the date on which payment of the Settlement Amount is due to the Beneficiary in respect of the demand;

“Ship” means each of the motor vessels listed in Part B of schedule 3 under the column headed “Name/Hull Number”, each registered or (in the case of each Newbuilding and each Additional Ship) to be registered on its Delivery Date, in the name and under the ownership of the relevant Owner under the relevant Flag State, in each case with the IMO number (if any) specified opposite such vessel’s name in the column headed “IMO No.” in Part B of schedule 3 and it includes, for the avoidance of doubt and without limitation, each Newbuilding, each Collateral Ship and each Additional Ship, and “Ships” means any or all of them;

“Ship Security Documents” means, in relation to a Ship, the Owner’s Guarantee, the Mortgage, the Deed of Covenant and the Manager’s Undertaking relevant to such Ship;

“SMC” means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Supervision Contract” means, in relation to each Newbuilding, the contract dated 10 February 2005 made between the relevant Newbuilding Owner and Iota as may be amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the design, building, supervision, representation, procurement of machinery and supplies and turn-key delivery of the relevant Newbuilding and “Supervision Contract” means any or all of them;

“Supervision Contract Assignment Consent and Acknowledgement” means, in relation to each Newbuilding, the acknowledgement of notice of, and consent to, the assignment in respect of the Supervision Contract relevant to such Newbuilding to be given by Iota in the form scheduled to the Pre-delivery Security Agreement Assignment for such Newbuilding and “Supervision Contract Assignment Consent and Acknowledgements” means any or all of them;

“Supervision Cost” means, in relation to each Newbuilding, One million five hundred and fifty thousand Dollars ($1,550,000) or such other lesser sum in Dollars as may be payable by the relevant Newbuilding Owner to Iota pursuant to the Supervision Contract relevant to such Newbuilding, as the cost for the services provided by Iota thereunder and “Supervision Costs” means any or all of them;

“Syros Advances” means, together, the Syros Pre-delivery Advances and the Delivery Advance in respect of the Syros Ship and “Syros Advance” means any of them;

“Syros Owner” means Syros Maritime Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Syros Pre-delivery Advances” means, together, the First Advance, the Second Advance and the Third Advance in respect of the Syros Ship and “Syros Pre-delivery Advance” means any of them;

“Syros Ship” means the (approximately) 3,800 dwt double-hull oil product tanker known on the date of this Agreement as Hull No. DN-3500-6 and under construction by the Builders, to be constructed and sold by the Builders to the Syros Owner pursuant to the relevant Contract and to be registered on its Delivery Date in the ownership of the Syros Owner through the relevant Registry under the laws and flag of the relevant Flag State;

“Syros Tranche” means a tranche of the Term Loan of up to Six million six hundred and eighty thousand Dollars ($6,680,000) comprising, and to be drawn down in, four (4) Advances (being the Syros Advances);

“Target Day” means a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer System is open;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date” means:

(a)                                  in relation to the Amorgos First Advance, 31 January 2007;

(b)                                 in relation to the Amorgos Second Advance, 31 January 2007;

(c)                                  in relation to the Amorgos Third Advance, 30 April 2007;

(d)                                 in relation to the Amorgos Delivery Advance, 30 September 2007;

(e)                                  in relation to the Kimolos First Advance, 31 January 2007;

(f)                                    in relation to the Kimolos Second Advance, 15 February 2007;

(g)           in relation to the Kimolos Third Advance, 30 June 2007;

(h)           in relation to the Kimolos Delivery Advance, 30 October 2007;

(i)            in relation to the Milos First Advance, 31 January 2007;

(j)            in relation to the Milos Second Advance, 31 January 2007;

(k)           in relation to the Milos Third Advance, 31 January 2007;

(l)            in relation to the Milos Delivery Advance, 28 February 2007;

(m)          in relation to the Mykonos First Advance, 28 February 2007;

(n)           in relation to the Mykonos Second Advance, 30 June 2007;

(o)           in relation to the Mykonos Third Advance, 10 November 2007;

(p)           in relation to the Mykonos Delivery Advance, 10 March 2008;

(q)           in relation to the Syros First Advance, 31 January 2007;

(r)            in relation to the Syros Second Advance, 31 March 2007;

(s)           in relation to the Syros Third Advance, 14 September 2007; or

(t)            in relation to the Syros Delivery Advance, 31 January 2008,

or, in each such case, such later date as the Borrowers may request and the Bank may in its absolute discretion consent to;

“Term Loan” means the aggregate principal amount owing to the Bank under this Agreement at any relevant time under the Advances;

“Third Advance” means, in relation to each Newbuilding, an Advance of up to One million two hundred and fifty two thousand five hundred Dollars ($1,252,500) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the payment of the fourth instalment of the Contract Price for the relevant Newbuilding and the third instalment of the Supervision Cost for the relevant Newbuilding, each falling due before the Delivery Date of the relevant Newbuilding as set out in schedule 4;

“Third Stage” means the third stage of European economic and monetary union pursuant to the Treaty on European Union;

“Total Loss” means, in relation to a Ship:

(a)           actual, constructive, compromised or arranged total loss of such Ship; or

(b)           the Compulsory Acquisition of such Ship; or

(c)           the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner (or, in the case of a Newbuilding prior to its Delivery, the Builders) from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Tranche” means:

(a)           in relation to the Amorgos Ship, the Amorgos Tranche;

(b)           in relation to the Kimolos Ship, the Kimolos Tranche;

(c)           in relation to the Milos Ship, the Milos Tranche;

(d)           in relation to the Mykonos Ship, the Mykonos Tranche; or

(e)           in relation to the Syros Ship, the Syros Tranche,

and “Tranches” means any or all of them;

“Transaction” means a Transaction as defined in the introductory paragraph of the Master Swap Agreement;

“Transaction Related Standby L/C”  means a letter of credit, letter of guarantee or bank guarantee issued or to be issued by the Bank in favour of a Beneficiary in such form as is agreed between the Bank and the AMPSA Borrower which relates directly to the purchase of Oil Products by the AMPSA Borrower and which imposes on the Bank an obligation to pay (a) only upon default in payment by the AMPSA Borrower under its contract with the supplier of such Oil Products and (b) upon presentation of specified documents as specified in such letter of credit, letter of guarantee or bank guarantee (as the case may be);

“Transferee” has the meaning ascribed thereto in clause 15.4;

“Treaty on European Union” means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty of 7 February 1992; and

“Underlying Documents” means, together, the Contracts, the Refund Guarantees, the Supervision Contracts, any Additional Contracts and the Management Agreements and “Underlying Document” means any of them.

1.3           Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4           Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1       references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2       references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3       references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4       words importing the plural shall include the singular and vice versa;

1.4.5       references to a time of day are to London time;

1.4.6       references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7       references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

1.4.8       references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and

1.4.9       references to a “demand” include any requirement to make payment in accordance with the terms of an L/C.

2              The Commitment and the Term Loan; the Overdraft and the Guarantee Facility

2.1           Agreement to lend Term Loan

The Bank, relying upon each of the representations and warranties in clause 7, agrees to lend to the Borrowers, jointly and severally, upon and subject to the terms of this Agreement, the principal sum of up to Thirty three million four hundred thousand Dollars ($33,400,000) in twenty (20) Advances comprising five (5) Tranches, namely, the Amorgos Tranche, the Kimolos Tranche, the Milos Tranche, the Mykonos Tranche and the Syros Tranche.

2.2           Drawdown of Advances

Subject to the terms and conditions of this Agreement, each Advance shall be made following receipt by the Bank from the Borrowers of a Drawdown Notice not later than 10:00 a.m. on the second Banking Day before the date, which shall be a Banking Day falling within the relevant Drawdown Period, on which such Advance is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.3           Timing and limitations of Term Loan, Tranches and Advances

2.3.1        The aggregate amount of the Term Loan shall not exceed the lower of (a) Thirty three million four hundred thousand Dollars ($33,400,000) and (b) eighty per cent (80%) of the aggregate Construction Costs of all the Newbuildings.

2.3.2        The aggregate amount of all the Advances for a Newbuilding shall not exceed the lower of (a) Six million six hundred and eighty thousand Dollars ($6,680,000) and (b) eighty per cent (80%) of the Construction Cost of the relevant Newbuilding.

2.3.3        The amount of each Pre-delivery Advance shall be:

(a)   in the case of each First Advance, not more than $417,500;

(b)   in the case of each Second Advance, not more than $1,252,500; and

(c)   in the case of each Third Advance, not more than $1,252,500.

2.3.4        Each First Advance:

(a)   shall be applied in or towards payment to the Builders and, as the case may be, Iota of part of the second instalment of the Contract Price and part of the second instalment of the Supervision Cost (respectively) for the Newbuilding relevant to such Advance;

(b)   shall be made when both such instalments have become due and payable, as specified in the second and third column, respectively, of schedule 4 opposite the relevant First Advance; and

(c)   shall be paid by the Bank to the Builders and Iota, respectively, unless the relevant Newbuilding Owner has already paid either such instalment to the Builders or (as the case may be) Iota when it was due, in which case the relevant First Advance (or part thereof) shall be advanced to the Borrowers or the relevant Newbuilding Owner in refinancing of such payment.

2.3.5        Each Second Advance:

(a)   shall be applied (i) first, in or towards payment to the Builders of the full amount of the third instalment of the Contract Price for the Newbuilding relevant to such Advance and (ii) secondly, as to its balance in refinancing of any other part of the Construction Cost of the relevant Newbuilding previously paid by the relevant Newbuilding Owner when it was due and not financed or refinanced by this Agreement;

(b)   shall be made when the instalment referred to in paragraph 2.3.5(a)(i) above has become due and payable, as specified in the second column of schedule 4 opposite the relevant Second Advance; and

(c)   (except for the part of the relevant Second Advance referred to in paragraph 2.3.5 (a)(ii) above, which shall be paid directly to the Borrowers or the relevant Newbuilding Owner) shall be paid by the Bank to the Builders, unless the relevant Newbuilding Owner has already paid the relevant third instalment to the Builders when it was due, in which case the relevant Second Advance (or part thereof) shall be advanced to the Borrowers or the relevant Newbuilding Owner in refinancing of such payment.

2.3.6        Each Third Advance:

(a)   shall be applied in or towards payment to the Builders and, as the case may be, Iota of part of the fourth instalment of the Contract Price and part of the third instalment of the Supervision Cost (respectively) for the Newbuilding relevant to such Advance;

(b)   shall be made when both such instalments have become due and payable, as specified in the second and third column, respectively, of schedule 4 opposite the relevant Third Advance; and

(c)   shall be paid by the Bank to the Builders and Iota, respectively, unless the relevant Newbuilding Owner has already paid either such instalment to the Builders or (as the case may be) Iota when it was due, in which case the relevant Third Advance (or part thereof) shall be advanced to the Borrowers or the relevant Newbuilding Owner in refinancing of such payment.

2.3.7        Each Delivery Advance:

(a)   shall not exceed the lower of:

(i)    Three million seven hundred and fifty seven thousand five hundred Dollars ($3,757,500);

(ii)   the amount in Dollars which, when added to the aggregate amount of the Pre-delivery Advances for the relevant Newbuilding actually drawn down, will produce a figure equal to eighty per cent (80%) of the Construction Cost of that Newbuilding;

(iii)  the amount in Dollars which, when added to the aggregate amount of the Pre-delivery Advances for the relevant Newbuilding actually drawn down, will produce a figure equal to eighty per cent (80%) of the market value of that Newbuilding determined in accordance with the valuation of such Newbuilding obtained pursuant to schedule 2, Part 5, paragraph 19; and

(iv)  the amount in Dollars which, when added to the aggregate amount of the Pre-delivery Advances for the relevant Newbuilding actually drawn down, will produce a total figure of $6,680,000;

(b)   shall be applied (i) first, in or towards payment to the Builders and, as the case may be, Iota of part of the final instalment of the Contract Price and the final instalment of the Supervision Cost (respectively) for the Newbuilding relevant to such Advance and (ii) secondly, as to its balance in refinancing of any other part of the Construction Cost of the relevant Newbuilding previously paid by the relevant Newbuilding Owner when it was due and not financed or refinanced by this Agreement;

(c)   shall be made when both of the instalments referred to in paragraph 2.3.7(b)(i) above have become due and payable; and

(d)   (except for the part of the relevant Delivery Advance referred to in paragraph 2.3.7(b)(ii) above, which shall be paid directly to the Borrowers or the relevant Newbuilding Owner) shall be paid by the Bank to the Builders and Iota, respectively, unless the relevant Newbuilding Owner has already paid either such instalment to the Builders or (as the case may be) Iota when it was due, in which case the relevant Delivery Advance (or part thereof) shall be advanced to the Borrowers or the relevant Newbuilding Owner in refinancing of such payment.

2.4           Availability of Commitment

Upon receipt of a Drawdown Notice for an Advance complying with the terms of this Agreement the Bank shall, subject to the provisions of clause 9, on the date specified in the Drawdown Notice make the relevant Advance available to the Borrowers in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance to Iota or, as the case may be, the Builders or the relevant Newbuilding Owner or either Borrower or any of such persons, in accordance with clause 6.2 shall satisfy the obligation of the Bank to lend that Advance to the Borrowers under this Agreement.

2.5           Termination of Commitment

Any part of the Commitment undrawn and uncancelled by the relevant Termination Date, shall thereupon be automatically cancelled.

2.6           Application of Term Loan proceeds

Without prejudice to the Borrowers’ obligations under clause 8.1.3, the Bank shall have no responsibility for the application of proceeds of the Term Loan or any part thereof by the Borrowers or either of them.

2.7           Agreement to make available Overdraft Facility

Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set out in clause 7 and the representations and warranties of the other Security Parties in the other Security Documents, the Bank agrees to make available to the Borrowers, jointly and severally, for the Availability Period an overdraft facility for the purposes described in clause 1.1.2 in an amount not exceeding at any one time the applicable Overdraft Facility Limit.

2.8           Authorisations

Each drawing may be made only upon receipt by the Bank of a written request (whether in the form of a cheque or any other written (including electronic) form agreed between the Bank and the AMPSA Borrower from time to time) by the AMPSA Borrower from time to time, duly signed by a person who, in the Bank’s discretion, is duly authorised by the AMPSA Borrower to request the debiting of the Overdraft Account.

2.9           Drawings; joint and several obligations

2.9.1        Subject to the terms and conditions of this Agreement, the Bank shall advance each drawing in respect of the Overdraft to the Borrowers, jointly and severally, on the date requested by the AMPSA Borrower in accordance with clause 2.8 by (a) debiting the amount thereof to the Overdraft Account and (b) paying the proceeds thereof in accordance with the AMPSA Borrower’s written instructions.

2.9.2        For the avoidance of doubt, it is hereby agreed and acknowledged that, notwithstanding that each amount made available pursuant to the Overdraft Facility may be drawn following a request by the AMPSA Borrower alone and shall be debited to the Overdraft Account (being a bank account in the name of the AMPSA Borrower alone), each such amount shall be considered advanced to both Borrowers jointly and severally. Accordingly, the Borrowers shall be jointly and severally liable for the repayment of each such amount and the payment of interest accruing thereon in accordance with the terms of this Agreement.

2.10         Terms of Overdraft Facility

2.10.1      Drawings under the Overdraft Facility may only be made on a Banking Day falling within the Availability Period.

2.10.2      No drawing shall be made under the Overdraft Facility unless one or more Advances have been drawn down.

2.10.3      The Borrowers may repay amounts outstanding in respect of the Overdraft at any time by placing funds to the credit of the Overdraft Account.

2.10.4      The Overdraft Facility shall be revolving, so that sums repaid in respect of the Overdraft may be reborrowed provided always that the Overdraft shall never exceed the Overdraft Facility Limit.

2.10.5      No drawing on the Overdraft Account is permitted if such drawing would cause (a) the Overdraft to exceed the Overdraft Facility Limit or (b) the Borrowers to be in breach of clause 8.2.1 or clause 8.2.7.

2.10.6      On the earlier of (a) the date on which the Term Loan is fully repaid or prepaid and (b) the Final Maturity Date, the Borrowers shall repay the Overdraft in full.

2.10.7      On the last day of the Availability Period:

(a)   the Overdraft Facility shall cease to be available and no drawings thereunder may be made thereafter; and

(b)   the Overdraft Facility Limit shall be reduced to zero.

2.10.8      Without prejudice to the Borrowers’ obligations under clause 8.1.3, the Bank shall have no responsibility for the application of proceeds of the Overdraft or any part thereof by the Borrowers or either of them.

2.11         Guarantee Facility

2.11.1      Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set out in clause 7 and the representations and warranties of the other Security Parties in the other Security Documents, the Bank agrees to make available to the Borrowers, jointly and severally for the Availability Period, a multi-currency revolving guarantee and letter of credit facility not exceeding the Guarantee Facility Commitment.

2.11.2      The Borrowers undertake with the Bank to use each L/C only for the purpose stated in clause 1.1.3.

2.11.3      The Guarantee Facility shall terminate on the last day of the Availability Period.

2.12         Submission of Schedule of Receivables

If the Borrowers elect to remedy any deficiency notified to them by the Bank pursuant to clause 8.2.7(a) by submitting a Schedule of Receivables, the Borrowers shall submit to the Bank, within the time-limit provided for in such clause 8.2.7(a):

2.12.1      a Schedule of Receivables duly executed as a deed by the AMPSA Borrower and setting out details of the Receivables which the Borrowers wish to provide to the Bank as security under the Receivables Assignment for the purposes of clause 8.2.7(a), provided that:

(a)   no more than five per cent (5%) of the aggregate of all such Receivables set out in such Schedule of Receivables shall be due from any one Customer (except the United States Navy); and

(b)   such Receivables shall not have been contained in a Schedule of Receivables previously delivered under this Agreement;

2.12.2      in respect of each Receivable contained in a Schedule of Receivables submitted to the Bank under clause 2.12.1, a copy of the bunkering confirmation issued by the AMPSA Borrower to the relevant Customer together with a copy of the Customer’s confirmation of such bunkering confirmation, together evidencing the contract entered into between the AMPSA Borrower and the Customer in relation to such Receivable and complying with the following requirements:

(a)   such bunkering confirmation when read together with the relevant Customer’s confirmation shall include, whether expressly or by incorporation, all the terms of such contract between the AMPSA Borrower and the Customer;

(b)   in the case of Receivables relating to oil bunkers and/or lubricants supplied to the Customer by the AMPSA Borrower or its employees, such bunkering confirmation when read together with the relevant Customer’s confirmation shall refer to and incorporate the AMPSA Borrower’s standard terms and conditions;

(c)   in the case of Receivables relating to oil bunkers and/or lubricants supplied to the Customer by any parties other than the AMPSA Borrower or its employees, such bunkering confirmation shall contain the following wording:

“AMP’s standard terms and conditions to apply, except as regards operational matters at the place of delivery, in relation to which supplier’s terms and conditions shall apply”;

2.12.3      in respect of each Receivable contained in a Schedule of Receivables submitted to the Bank under clause 2.12.1, a copy of the receipt for the oil bunkers and/or lubricants supplied (as relevant) complying with the following requirements:

(a)   such receipt shall have been duly signed by the master or chief engineer on behalf of the vessel to which the AMPSA Borrower has supplied such oil bunkers and/or lubricants (as relevant) as evidence of the relevant Customer’s irrevocable payment obligations, free from any rights of set-off or other deduction;

(b)   in the case of oil bunkering receipts or lubricant sales receipts issued by any parties other than the AMPSA Borrower or its employees, such receipt shall:

(i)    contain an express acknowledgement to the effect that the relevant third party has supplied the relevant Receivables to the Customer for and on behalf of the AMPSA Borrower; and

(ii)   set out the number of the relevant bunkering confirmation to which such receipt relates;

(c)   in the case of oil bunkering receipts, such receipt shall be dated no more than 45 days before the relevant Issue Date and shall have a payment tenor of no more than 30 days;

(d)   in the case of lubricant sales receipts, such receipt shall be dated no more than 60 days before the relevant Utilisation Date and shall have a payment tenor of no more than 60 days;

2.12.4      for each copy of a receipt delivered under clause 2.12.3, a certificate duly signed by an officer of the AMPSA Borrower, certifying that the copy of the relevant receipt is true and up to date; and

2.12.5      for each copy of a receipt delivered under clause 2.12.3, a carbon copy of the relevant invoice issued to the relevant Customer, complying with the following requirements:

(a)   in the case of oil bunkering invoices, such invoice shall have a payment tenor of no more than 30 days as of the date of the relevant receipt; and

(b)   in the case of lubricant sales invoices, such invoice shall have a payment tenor of no more than 60 days as of the date of the relevant receipt.

2.13         Reset Date

Reset Date shall be each date when the Borrowers, after the Bank has served a notice in accordance with clause 8.2.7(a) notifying them of a deficiency thereunder, submit a Schedule of Receivables pursuant to clause 2.12 in order to remedy the relevant deficiency notified by the Bank.

2.14         Issuance of L/Cs

Subject to the fulfilment of the conditions precedent contained in clause 9 and the conditions contained in clause 2.15, the Borrowers may request the issuance of an L/C by ensuring that the Bank receives a completed Issue Request not later than 11.00 a.m. (Piraeus time) two (2) Banking Days prior to the intended Issue Date.

2.15         Availability of L/Cs

The conditions referred to in clause 2.14 are that:

2.15.1      an Issue Date has to be a Banking Day during the Availability Period;

2.15.2      each L/C shall be denominated in Dollars or in an Optional Currency;

2.15.3      the Original Dollar Amount of a L/C shall be not less than $1,000,000 (or such other amount as is agreed by the Bank) or such other amount as is available in accordance with clause 2.15.4;

2.15.4      the total amount of the Outstandings and the Outstanding Amount of the L/C then to be made shall not exceed the lower of:

(a)   the Guarantee Facility Commitment; and

(b)   such amount as shall ensure that the Borrowers are in compliance with clauses 8.2.1 and 8.2.7 and shall remain in compliance with clauses 8.2.1 and 8.2.7 after the issuance of the relevant L/C;

2.15.5      each L/C shall specify an Expiry Date and that Expiry Date shall be a date falling not later than the Final Maturity Date; and

2.15.6      no L/C shall be issued unless at least one or more Advances have been drawn down.

2.16         Issue Request

2.16.1      Each Issue Request must be signed by a duly authorised signatory of the AMPSA Borrower and, once served, the Issue Request cannot be revoked without the prior consent of the Bank.

2.16.2      For the avoidance of doubt, it is hereby agreed and acknowledged that, notwithstanding that each L/C issued pursuant to the Guarantee Facility may be issued following an Issue Request made by the AMPSA Borrower alone, the Guarantee Facility shall be considered as made available to both Borrowers jointly and severally and such Issue Request shall be binding on both Borrowers in this respect. Accordingly, the Borrowers shall be jointly and severally liable for the payment and discharge of any obligations and liabilities arising in respect of the Guarantee Facility under the terms of this Agreement.

2.17         Issuance of L/C

Subject to the provisions of this Agreement, the Bank shall on the Issue Date for an L/C, issue the relevant L/C to the relevant Beneficiary.

2.18         Weighting of Optional Currency L/Cs

For the purposes of (a) the definition of “Actual Exposure” in clause 1.2 and (b) clauses 2.15.4, 8.2.1 and 8.2.7, the Outstanding Amount of each Optional Currency L/C and the Original Dollar Amount of any Optional Currency L/C shall be multiplied by 110%.

2.19         Extension of Expiry Date

The Borrowers may, by notice in writing to the Bank signed by a duly authorised signatory of the Borrowers not later than 11.00 a.m. (Piraeus time) five (5) Banking Days prior to the Expiry Date of an L/C, request that such Expiry Date be extended. Subject to compliance with the following conditions:

2.19.1      the extended Expiry Date shall be a date falling not later than the Final Maturity Date;

2.19.2      no Default has occurred and is continuing as at the date on which such extension is implemented;

2.19.3      the representations and warranties in clause 7 and those (if any) in the Security Documents would be true and not misleading if repeated on the date of the request for extension; and

2.19.4      the Bank is satisfied that the test contained in clause 8.2.7 would not then or in the future be breached by reason of the requested extension,

the Bank shall agree to and implement such request by amending and re-issuing the relevant L/C.

2.20         Selection of Optional Currencies for L/Cs

2.20.1      If an L/C is to be issued in an Optional Currency, the AMPSA Borrower shall specify such Optional Currency in the relevant Issue Request submitted in accordance with clause 2.14.

2.20.2      If the AMPSA Borrower fails to specify an Optional Currency, it shall be deemed to have specified Dollars for the L/C concerned.

2.21         Amount of Optional Currencies

2.21.1      In this clause 2.21, the “Bank’s spot rate of exchange” means the Bank’s rate of exchange for the purchase in the London Foreign Exchange Market of the appropriate amount of the relevant Optional Currency with Dollars at or about 11.00 a.m. on, as the case may be, each Issue Date on which an Optional Currency L/C is to be issued or on which a previously issued Optional Currency L/C remains outstanding, the Settlement Date of an Optional Currency L/C and each Reset Date or on any other date when compliance with clause 8.2.1 or clause 8.2.7 is tested by the Bank, as relevant (each an “L/C Valuation Date”).

2.21.2      On each L/C Valuation Date the Bank shall determine:

(a)   in the case of an Issue Date, the Outstanding Amount of each Optional Currency L/C then outstanding or to be issued on that L/C Valuation Date;

(b)   in the case of a Settlement Date, the Outstanding Amount of each relevant Optional Currency L/C; and

(c)   in the case of a Reset Date or any other date when compliance with clause 8.2.1 or clause 8.2.7 is tested by the Bank, the Outstanding Amount of each Optional Currency L/C then outstanding,

by converting the amount of such L/C in the Optional Currency into Dollars on the basis of the Bank’s spot rate of exchange.

2.21.3      The Bank shall promptly notify the Borrowers of the Bank’s spot rate of exchange (as to which the Bank’s determination shall, in the absence of manifest error, be conclusive) and of the Outstanding Amounts hereunder as soon as they are ascertained.

2.22         Reduction of L/Cs

The Outstanding Amount of an L/C shall not be treated as reduced for the purposes of this Agreement unless and until:

2.22.1      the Bank has received a written confirmation from the Beneficiary of such L/C of the amount of such reduction; or

2.22.2      the Bank has notified the Borrowers in writing that (notwithstanding the absence of a written confirmation from the Beneficiary of such L/C) it is satisfied that its liability under the L/C has been irrevocably reduced or discharged; or

2.22.3      the amount of the L/C irrevocably and unconditionally reduces in accordance with its terms; or

2.22.4      the expiry date of the L/C elapses and the Bank has notified the Borrowers in writing that it is satisfied that no claim or demand has been made, or may thereafter be made, under the L/C.

If the Outstanding Amount of an L/C has been reduced pursuant to this clause 2.22, the Outstandings shall be reduced by an equal amount.

2.23         Settlement of L/Cs - non-settlement to constitute loan

2.23.1      The Bank shall, immediately after receiving a demand from, or after being notified by, a Beneficiary that it is required to make payment under an L/C, notify the Borrowers that such payment is due and of the Settlement Amount and the Settlement Date.

2.23.2      The Borrowers shall immediately after notification from the Bank under clause 2.23.1 reimburse the Settlement Amount to the Bank by payment forthwith to the Bank on the Settlement Date the Settlement Amount in Dollars or, if the relevant L/C was issued in an Optional Currency, in such Optional Currency.

2.23.3      Each payment of a Settlement Amount made by the Bank to a Beneficiary under an L/C and not reimbursed by the Borrowers on the relevant Settlement Date in accordance with clause 2.23.2, shall constitute a loan advanced by the Bank to the Borrowers jointly and severally on the Settlement Date. Each such loan shall be (a) of a principal amount equal to the Settlement Amount paid by the Bank to the relevant Beneficiary under such L/C, (b) treated as advanced to the Borrowers on the relevant Settlement Date and (c) due and repayable by the Borrowers to the Bank on the relevant Settlement Date. The Borrowers, jointly and severally, hereby undertake with the Bank to repay to the Bank each such loan on the date so advanced (or deemed advanced) to them pursuant to this clause 2.23.3 (i.e. on the relevant Settlement Date).

2.24         Borrowers’ undertaking to indemnify

The Borrowers jointly and severally undertake with the Bank that they shall indemnify, each as a principal and independent debtor, the Bank on demand against all actions, claims, demands, liabilities, costs, losses, damages and expenses incurred, suffered or sustained or any penalty or other expenditure which may result or which the Bank may incur, suffer or sustain in connection with or arising out of or in relation to any L/C and/or the payment under or other performance of an L/C.

2.25         L/C payments

The Borrowers:

2.25.1      irrevocably authorise the Bank to make any payment demanded from it pursuant to an L/C if that demand is made in accordance with its terms;

2.25.2      accept that any demand for payment made by the Beneficiary pursuant to an L/C and which is made in accordance with its terms shall be conclusive evidence that the Bank was liable to make payment under that L/C and any payment which the Bank makes pursuant to any such demand shall be accepted by the Borrowers as binding upon the Borrowers; and

2.25.3      acknowledge and agree that the Bank shall not in any circumstances whatsoever be liable to the Borrowers or either of them in respect of any loss or damage suffered by the Borrowers or either of them by reason of the Bank making a payment to the Beneficiary in connection with any payment demanded under an L/C.

2.26         Continuing liabilities

The liabilities and obligations of the Borrowers under clauses 2.23.2 and 2.24 shall remain in force as a continuing security until:

2.26.1      the full, prompt and complete performance of all the terms of such liabilities and obligations including the proper and valid payment of all amounts that may become due to the Bank under clauses 2.22 and 2.24; and

2.26.2      subject to clause 2.27, an absolute discharge or release of the Borrowers signed by the Bank,

and accordingly the Borrowers shall not have, as regards those liabilities and obligations, any of the rights or defences of a surety.

2.27         Discharges

Any such discharge or release referred to in clause 2.26, and any composition or arrangement which the Borrowers may effect with the Bank, shall be deemed to be made subject to the condition that it will be void if any payment or security which the Bank may previously have received or may thereafter receive is set aside under any applicable law or proves to have been for any reason invalid.

2.28         No impairment

Without limiting the generality of clauses 2.26 and 2.27, the Borrowers shall neither be discharged from any of their liabilities or obligations under clauses 2.23.3 and 2.24 by, nor have any claim against the Bank in respect of:

2.28.1      any misrepresentation or non-disclosure respecting the affairs or condition of the Bank made to the Borrowers or either of them by any person; or

2.28.2      a Beneficiary and/or the Bank releasing or granting any time or any indulgence whatsoever or making any settlement, composition or arrangement with the Borrowers or either of them, a Beneficiary, any other Security Party or any other person; or

2.28.3      a Beneficiary and/or the Bank asserting or pursuing, failing or neglecting to assert or pursue, or delaying in asserting or pursuing, or waiving, any of their rights or remedies against the Borrowers or either of them, a Beneficiary, any other Security Party or any other person; or

2.28.4      a Beneficiary and/or the Bank and/or the Borrowers or either of them, with the consent of the Borrowers (or with or without the consent of the Borrowers in the case of any variation agreed between a Beneficiary and the Borrowers or either of them or the person whose obligations are guaranteed thereby), making, whether expressly or by conduct, any variation to any L/C; or

2.28.5      a Beneficiary and/or the Bank and/or the Borrowers or either of them:

(a)   taking, accepting, varying, dealing with, enforcing, abstaining from enforcing, surrendering or releasing any security in relation to a Beneficiary or the Bank or the Borrowers or either of them or any other person in such manner as it or they think fit; or

(b)   claiming, proving for, accepting or transferring any payment in respect of the obligations and liabilities of the Borrowers or either of them and/or a Beneficiary relative to any L/C or under this Agreement in any composition by, or winding up of, the Borrowers or either of them and/or any third party or abstaining from so claiming, proving, accepting or transferring; or

2.28.6      any assignment or transfer by a Beneficiary of, or any succession to, any of its rights relative to any L/C.

2.29         Expiry Date after the Final Maturity Date

Without prejudice to the rights of the Bank under clauses 2.15 and 2.19, if the Bank in its absolute and unfettered discretion, and following a relevant request by the Borrowers, agrees to issue an L/C with an Expiry Date falling later than the Final Maturity Date, or agrees to extend the Expiry Date of an existing L/C beyond the Final Maturity Date, the Borrowers hereby jointly and severally undertake with the Bank to place funds to the credit of the Cash Collateral Account in the currency in which the relevant L/C is denominated and in such amount as determined by the Bank in its absolute discretion (which, in any event, shall be no less than the Outstanding Amount of the relevant L/C).

3              Interest and Interest Periods

3.1           Normal interest rate

3.1.1        Term Loan

The Borrowers shall pay interest on each Tranche in respect of each Interest Period relating thereto on each Interest Payment Date for such Tranche (or, in the case of Interest Periods of more than three (3) months, by instalments, the first three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Bank to be the aggregate of (a) the relevant Margin, (b) the Additional Cost and (c) LIBOR for such Interest Period.

3.1.2        Overdraft

(a)   The Overdraft shall bear interest calculated on a daily basis at the annual rate of interest which is conclusively certified by the Bank to the Borrowers to be the aggregate of (a) the relevant Margin, (b) the Additional Cost and (c) LIBOR applicable to each of the relevant days, and such interest shall be payable quarterly on the twentieth (20th) day of March, June, September and December of each calendar year (or on such other date or dates as the Bank may notify to the Borrowers from time to time) up to the Final Maturity Date and on the Final Maturity Date.

(b)   Interest payments due on the Overdraft shall be made by way of debit to the Overdraft Account (at the Bank’s discretion) provided that such debit shall not cause the Overdraft (which for these purposes shall include any amount in respect of which the AMPSA Borrower has made a drawing request pursuant to clause 2.8) to exceed the applicable Overdraft Facility Limit. If interest payments due hereunder are not debited to the Overdraft Account as permitted by the preceding sentence, the Borrowers shall pay the amount thereof to the Bank in cash on the due date.

(c)   The Bank shall advise the AMPSA Borrower of the interest rates applied to the Overdraft by bank account statements in respect of the Overdraft Account, which the Bank shall send to the AMPSA Borrower at the times and in the manner specified in the terms and conditions applicable to the Overdraft Account as agreed between the Bank and the AMPSA Borrower from time to time.

3.2           Selection of Interest Periods; Term Loan

The Borrowers may by notice received by the Bank not later than 10:00 a.m. on the second Banking Day before the beginning of each Interest Period for a Tranche, specify whether such Interest Period shall have a duration of one (1) month, two (2) months, (3) months, six (6) months or (subject to availability to be determined by the Bank in its sole discretion) twelve (12) months or such other period as the Borrowers may select and the Bank may, in its absolute discretion, agree Provided always that if, on any date upon which an Interest Period for a Tranche falls to be selected by the Borrowers pursuant to this clause 3.2, a Transaction or Transactions (which is/are effective or which shall become effective during the relevant Interest Period) shall have been entered into between the Bank and the Borrowers pursuant to the Master Swap Agreement, LIBOR for the Term Loan shall, during the period of any such Transaction(s) and for an amount of the Term Loan equal to the notional amount of such Transaction(s), be determined by reference to the rate for deposits in Dollars displayed on Reuters page LIBOR01 (British Bankers’ Association Settlement Rates) in accordance with the proviso to paragraph (a) of the definition of LIBOR in clause 1.2 and, for the avoidance of doubt, LIBOR for that part of the Term Loan which exceeds the notional amount of the Transaction(s) shall be determined by reference to the rate for deposits in Dollars referred to in the definition of LIBOR in clause 1.2 but excluding the proviso to paragraph (a) of such definition.

3.3           Determination of Interest Periods; Term Loan

Every Interest Period in respect of the Term Loan shall be of the duration required by, or specified by the Borrowers pursuant to, clause 3.2 but so that:

3.3.1        the initial Interest Period in respect of each Advance shall commence on the Drawdown Date of such Advance and each subsequent Interest Period in respect thereof shall commence on the last day of the previous Interest Period for such Advance;

3.3.2        the initial Interest Period in respect of each Advance in respect of a Newbuilding (after the first Advance to be drawn down in respect of such Newbuilding) shall end on the same day as the then current Interest Period for the Tranche for such Newbuilding and, on the last day of such Interest Period, such Advances shall be consolidated into, and shall thereafter constitute, the Tranche in respect of such Newbuilding;

3.3.3        if any Interest Period in respect of a Tranche would otherwise overrun a Repayment Date for such Tranche, then, in the case of the last Repayment Date for such Tranche, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates for such Tranche, the relevant Tranche shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each Repayment Date for such Tranche falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Tranche having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.4        if the Borrowers fail to specify the duration of an Interest Period in respect of the Term Loan in accordance with the provisions of clause 3.2 and this clause 3.3, such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4           Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4 and any amounts payable by the Borrowers under clause 2.23.3) on its due date for payment under any of the Security Documents (other than the Master Swap Agreement), the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Bank each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (a) one per cent (1%) per annum, (b) the relevant Margin, (c) the Additional Cost and (d) LIBOR for such period or, for any such amounts denominated in euros, EURIBOR for such period. Such interest shall be due and payable on the last day of each such period as determined by the Bank and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that, if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Bank under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2 or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Bank shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate one per cent (1%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be one per cent (1%) per annum above the aggregate of the relevant Margin and the cost of funds (including Additional Cost) to the Bank.

3.5           Notification of Interest Periods and interest rate

The Bank shall notify the Borrowers promptly of the duration of each Interest Period in respect of the Term Loan and of each rate of interest determined by it under this clause 3 in respect of the Term Loan.

3.6           Market disruption; non-availability

3.6.1        If and whenever, at any time prior to the commencement of any Interest Period, the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive):

(a)   that adequate and fair means do not exist for ascertaining LIBOR or (as the case may be) EURIBOR during such Interest Period; or

(b)   that deposits in Dollars or any Optional Currency are not available to the Bank in the London Interbank Market or (as the case may be) the European Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or (as the case may be) the Aggregate Liabilities (or a part thereof) for such Interest Period, the Bank shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitment and the Overdraft Facility shall not be borrowed and no further L/Cs may be issued until notice to the contrary is given to the Borrowers by the Bank.

3.6.2        During the period of ten (10) days after any Determination Notice has been given by the Bank under clause 3.6.1, the Bank shall certify an alternative basis (the “Substitute Basis”) for maintaining the Loan or (as the case may be) the Aggregate Liabilities. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds, including Additional Cost, if any, to the Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4              Repayment and prepayment

4.1           Repayment of Term Loan

The Borrowers shall repay each Tranche by forty eight (48) instalments, one such instalment to be repaid on each of the Repayment Dates for such Tranche. Subject to the provisions of this Agreement, the amount of each of the repayment instalments (other than the last repayment instalment) for each Tranche shall be One hundred and forty thousand Dollars ($140,000) and the amount of the last repayment instalment for each Tranche shall be One hundred thousand Dollars ($100,000). If the Commitment in respect of any Tranche or part thereof is not drawn in full, the amount of the repayment instalments in respect of the relevant Tranche shall be reduced proportionately.

4.2           Voluntary prepayment of Term Loan

The Borrowers may prepay any Tranche in whole or part (being Two hundred thousand Dollars ($200,000) or any larger sum which is an integral multiple of Two hundred thousand Dollars ($200,000)) on any Interest Payment Date relating to the part of the Tranche to be prepaid, without premium or penalty.

4.3           Prepayments, reductions and cash-collateralisations on Total Loss or demand under Refund Guarantees

4.3.1        Before first drawdown - Newbuildings

On a Newbuilding becoming a Total Loss or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Newbuilding being subsequently determined to be a Total Loss, before any Advance for such Newbuilding is drawn down, the obligation of the Bank to advance the Tranche (or part thereof) for such Newbuilding shall immediately cease and the Commitment shall be reduced accordingly.

4.3.2        Before first drawdown - Other Ships

On a Mortgaged Ship (other than a Newbuilding) becoming a Total Loss or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in that Mortgaged Ship being subsequently determined to be a Total Loss, before any Advance is drawn down, the Commitment, the Overdraft Facility Limit and the Guarantee Facility Commitment will be reduced by such amount (and, in the case of the Commitment, in respect of such Advances) as the Bank may in its absolute discretion require, and the Bank’s obligation to make available any Advances (or any part thereof) which comprise the part of the Commitment that was so cancelled shall immediately cease.

4.3.3        After first drawdown but prior to Delivery - Newbuildings

(a)   On a Newbuilding becoming a Total Loss or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Newbuilding being subsequently determined to be a Total Loss, after any Advance for such Newbuilding has been drawn down but prior to the drawing of the Delivery Advance for such Newbuilding, then:

(i)    the obligation of the Bank to advance any other Advance (or part thereof) for such Newbuilding shall immediately cease and the Commitment shall be reduced accordingly; and

(ii)   the Borrowers shall prepay the Pre-delivery Advances for such Newbuilding in full; and

(iii)  the Overdraft Facility Limit and the Guarantee Facility Commitment shall be reduced by such amounts as the Bank may in its absolute discretion require; and

(iv)  the Borrowers shall repay such part of the Overdraft and shall place funds to the credit of the Cash Collateral Account in such amount and in such currency, as the Bank may in its absolute discretion require.

(b)   If a claim is made under any Refund Guarantee and such claim is not paid within twenty (20) Banking Days of it being made (whether or not such claim has been referred to the appropriate courts pursuant to the relevant Refund Guarantee), then:

(i)    the obligation of the Bank to advance any other Advance (or any part thereof) for the Newbuilding relevant to such Refund Guarantee shall immediately cease; and

(ii)   forthwith on the expiry of such twenty (20) day period, the Borrowers shall:

(A)  prepay in full the then outstanding Advances in respect of that Newbuilding; and

(B)   the Overdraft Facility Limit and the Guarantee Facility Commitment shall be reduced by such amounts as the Bank may in its absolute discretion require; and

(C)   the Borrower shall repay such part of the Overdraft and shall place funds to the credit of the Cash Collateral Account in such amount and in such currency, as the Bank may in its absolute discretion require,

Provided however that if the relevant claim made under the Contract to which such Refund Guarantee relates has been referred to arbitration under the terms of such Contract, the time-limit (and the corresponding prepayment obligation of the Borrowers) referred to in paragraph (ii) of this clause 4.3.3(b) shall be extended to ninety (90) days of the claim under the relevant Refund Guarantee being made.

4.3.4        After first drawdown - all Mortgaged Ships

If a Mortgaged Ship becomes a Total Loss after the first Drawdown Date under this Agreement, then:

(a)   in the event that such Mortgaged Ship is a Newbuilding, the Borrowers shall prepay the Tranche for such Newbuilding in full on the Reduction Date for such Newbuilding; and

(b)   forthwith after the occurrence of such Total Loss, the Overdraft Facility Limit and the Guarantee Facility Commitment shall be reduced by such amounts as the Bank may in its absolute discretion require; and

(c)   forthwith following the Bank’s request, the Borrowers shall repay such part of the Overdraft and the Tranches (and in such manner as between them), and shall place funds to the credit of the Cash Collateral Account in such amount and in such currency, as the Bank may in its absolute discretion require.

For the purposes of this clause 4.3.4, “Reduction Date” means, in relation to a Mortgaged Ship which has become a Total Loss, the date falling one hundred and twenty (120) days after the date when such Ship became a Total Loss or, if earlier, the date when insurance proceeds in respect of such Total Loss are, or Requisition Compensation for such Ship is, received by the relevant Owner (or the Bank pursuant to the Ship Security Documents).

4.3.5        Interpretation

For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)   in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)   in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)   in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)   in the case of Compulsory Acquisition of such Ship, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)   in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Owner (or, in the case of a Newbuilding prior to its Delivery, the Builders) of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.4           Amounts payable on prepayment - Term Loan

Any prepayment of all or part of the Term Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clauses 6.6 or 12.2 and (c) all other sums payable by the Borrowers to the Bank under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission or guarantee commission payable under clause 5.1 and any amounts payable under clause 11.

4.5           Notice of prepayment; reduction of repayment instalments - Term Loan

4.5.1        No prepayment of the Term Loan may be effected under clause 4.2 unless the Borrowers shall have given the Bank at least fourteen (14) days’ notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the Tranche and the amount thereof to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.

4.5.2        Any amount of the Term Loan prepaid pursuant to clause 4.2 in respect of a Tranche shall be applied in reducing the repayment instalments of the relevant Tranche under clause 4.1 in inverse order of their due dates for payment.

4.5.3        Any amount of the Term Loan prepaid pursuant to clause 8.2.1(a) shall be applied in prepayment of all Tranches proportionately as between them and in reduction of the repayment instalments of each Tranche in inverse order of their due dates for payment.

4.5.4        The Borrowers may not prepay the Term Loan or any part thereof save as expressly provided in this Agreement. No amount prepaid under this Agreement may be re-borrowed.

4.6           Master Swap Agreement, repayments and prepayments of Term Loan

4.6.1        Notwithstanding any provision of the Master Swap Agreement to the contrary, in the case of a prepayment of all or part of the Term Loan (including, without limitation, following the occurrence of a Total Loss in accordance with clause 4.3 or under clauses 8.2.1(a) or 12.1) then, subject to clause 4.6.2, the Bank shall be entitled but not obliged (and, where relevant, may do so without the consent of the Borrowers, where it would otherwise be required whether under the Master Swap Agreement or otherwise) to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by any Transaction and/or the Master Swap Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Bank in its absolute discretion may determine and both the Bank’s and the Borrowers’ continuing obligations under any Transaction and/or the Master Swap Agreement shall, unless agreed otherwise by the Bank, be calculated so far as the Bank considers it practicable by reference to the amended repayment schedule for the Term Loan taking into account the fact that less than the full amount of the Term Loan remains outstanding.

4.6.2        If less than the full amount of the Term Loan remains outstanding following a prepayment under this Agreement and the Bank in its absolute discretion agrees, following a written request of the Borrowers, that the Borrowers may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of the Term Loan, the Borrowers shall, within ten (10) days of being notified by the Bank of such requirement, provide the Bank with, or procure the provision to the Bank of, such additional security as shall in the opinion of the Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document.

4.6.3        The Borrowers shall on the first written demand of the Bank indemnify the Bank in respect of all losses, costs and expenses (including, but not limited to, legal costs and expenses) incurred or sustained by the Bank as a consequence of or in relation to the effecting of any matter or transactions referred to in this clause 4.6.

4.6.4        Notwithstanding any provision of the Master Swap Agreement to the contrary, if for any reason a Transaction has been entered into but no Advance is drawn down under this Agreement then, subject to clause 4.6.5, the Bank shall be entitled but not obliged (and, where relevant, may do so without the consent of the Borrowers where it would otherwise be required whether under the Master Swap Agreement or otherwise) to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by such Transaction and/or the Master Swap Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Bank in its absolute discretion may determine.

4.6.5        If a Transaction has been entered into but no Advance is drawn down under this Agreement and the Bank in its absolute discretion agrees, following a written request of the Borrowers, that the Borrowers may be permitted to maintain all or part of a Transaction, the Borrowers shall, within ten (10) days of being notified by the Bank of such requirement, provide the Bank with, or procure the provision to the Bank of, such additional security as shall in the opinion of the Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document for the purposes of the Master Swap Agreement and/or otherwise.

4.6.6        Without prejudice to or limitation of the obligations of the Borrowers under clause 4.6.3, in the event that the Bank exercises any of its rights under clauses 4.6.1, 4.6.2, 4.6.4 or 4.6.5 and such exercise results in all or part of a Transaction being terminated, such termination shall be treated under the Master Swap Agreement in the same manner as if it were a Terminated Transaction (as defined in section 14 of the Master Swap Agreement) effected by the Bank after an Event of Default (as so defined in that section 14) by the Borrowers and, accordingly, the Bank shall be permitted to recover from the Borrowers a payment for early termination calculated in accordance with the provisions of section 6(e)(i) of the Master Swap Agreement.

5              Fees, commitment commission and expenses

5.1           Fees

The Borrowers shall pay to the Bank:

5.1.1        an arrangement fee of Three hundred and seventy five thousand Dollars ($375,000) on the date of this Agreement;

5.1.2        (a)           on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the earlier of (i) the last day of the last Drawdown Period to elapse and (ii) the Drawdown Date of the last Delivery Advance to be drawn down, and on the earlier of such two dates, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point two five per cent (0.25%) per annum on the daily undrawn amount of the Commitment; and

(b)           on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the last day of the Availability Period, and on such day, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point two five per cent (0.25%) per annum on (i) the daily undrawn amount of the Overdraft Facility Limit and (ii) the daily balance of the unutilised Guarantee Facility Commitment;

5.1.3        on each of the dates falling at monthly intervals after the date of this Agreement, letter of credit commission on the Outstanding Amount of each L/C outstanding during any part of the relevant monthly period, computed in respect of each L/C from its Issue Date until its Expiry Date at the following respective rates in respect of each type of L/C:

(a)   in respect of Documentary L/Cs, zero point two five per cent (0.25%) per annum;

(b)   in respect of Transaction Related Standby L/Cs, zero point six two five per cent (0.625%) per annum; and

(c)   in respect of Direct Credit Substitutes, one point one two five per cent (1.125%) per annum; and

5.1.4        on the Issue Date for an L/C, a processing fee of $500 in respect of each L/C so issued on such date.

The fee referred to in clause 5.1.1 and the commissions referred to in clauses 5.1.2 and 5.1.3 shall be non-refundable and shall be payable by the Borrowers to the Bank whether or not any part of the Commitment is ever advanced, any drawing is made under the Overdraft Facility or (except in the case of the commission under clause 5.1.3) any L/C is ever issued.

5.2           Expenses

The Borrowers shall pay to the Bank on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank:

5.2.1        in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2        in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3           Value Added Tax

All fees, commissions and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Bank under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4           Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes imposed on or in connection with any of the Underlying Documents, the Security Documents, the Overdraft Facility, the Guarantee Facility, the Loan, the Outstandings or the L/Cs and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6              Payments and taxes; accounts and calculations

6.1           No set-off or counterclaim

The Borrowers acknowledge that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrowers gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars or the relevant Optional Currency in which they are denominated (except for charges or expenses which shall be paid in the currency in which they are incurred) on the due date (for value on the day on which payment is due) to the account of the Bank as follows:

6.1.1        if in Dollars:

(a)   by not later than 11.00 a.m. (New York time) on the due date;

(b)   in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Bank shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)   to the account of the Bank at American Express Bank Limited, 23rd Floor, American Express Tower, 200 Vesey Street, New York, NY 10285-2300, U.S.A. (Account No 000261123), or to such other account with such other bank as the Bank may from time to time notify to the Borrowers;

6.1.2        if in an Optional Currency (other than euros and Sterling):

(a)   by not later than 11.00 a.m. local time in the place for payment (or such other time as may be required law or practice for the settlement of foreign exchange transactions in the place of payment) on the due date; and

(b)         in lawful money of the country of that currency which is freely transferable and convertible into Dollars and in immediately available funds to the account of such bank in such place in the country of that currency as the Bank shall from time to time notify to the Borrowers;

6.1.3        if in Sterling:

(a)          by not later than 11.00 a.m. (London time) on the due date;

(b)         in immediately available funds; and

(c)          to such account of the Bank with such bank as the Bank shall from time to time notify to the Borrowers; and

6.1.4        if in euros:

(a)          by not later than 11.00 a.m. (Greek time) on the due date;

(b)         in immediately available funds; and

(c)          to such account of the Bank with such bank as the Bank shall from time to time notify to the Borrowers.

6.2           Payment by the Bank

All sums to be advanced by the Bank to the Borrowers under this Agreement:

6.2.1                        if in respect of the Term Loan shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account specified in the Drawdown Notice for such Advance; or

6.2.2                        if in respect of the Overdraft shall be paid in Dollars in accordance with the AMPSA Borrower’s instructions and pursuant to clauses 2.8 and 2.9.1.

6.3           Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4        Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and:

(a)          in the case of payments denominated in Dollars or an Optional Currency other than Sterling or Hong Kong Dollars, on the basis of a three hundred and sixty (360) day year; or

(b)         in the case of payments denominated in Sterling or Hong Kong Dollars, on the basis of a three hundred and sixty five (365) day year.

6.5        Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest, rate of exchange or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

6.6           Grossing-up for Taxes

If at any time the Borrowers are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrowers to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7           Loan account

The Bank shall maintain, in accordance with its usual practice, an account or accounts (whether in the name of both Borrowers or in the name of either Borrower) evidencing the amounts from time to time lent by, owing and paid to, it under the Security Documents. Such account shall be the “account current” referred to in any Mortgage which shall be in a statutory form. Such account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

6.8           Types of L/C

For all purposes of this Agreement the Bank shall determine, which determination shall be conclusive and binding on the Borrowers, whether an L/C is to be classified as a Documentary L/C, a Transaction Related Standby L/C or a Direct Credit Substitute.

7              Representations and warranties

7.1           Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to the Bank that:

7.1.1                        Due incorporation

each of the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as corporations or (as the case may be) as companies with limited liability and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2                        Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Borrowers’ Security Documents and the Underlying Documents to which it is or is to be a party and to borrow the Commitment, the Overdraft and any loans made by the Bank under clause 2.23.3, and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of either Borrower to borrow will be exceeded as a result of borrowing the Loan or any other loans made by the Bank under clause 2.23.3 or any other transaction contemplated by this Agreement or the other Security Documents;

7.1.3                        Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4                        No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties, will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which either of the Borrowers or any other Security Party is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which either of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the constitutional documents of either of the Borrowers or any other Security Party or (d) result in the creation or imposition of or oblige either of the Borrowers or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrowers or any other Security Party;

7.1.5                        No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of any of the officers of the Borrowers, threatened against either of the Borrowers or any other Security Party which could have a material adverse effect on the business, assets or financial condition of either of the Borrowers or any of their Related Companies or any other Security Party;

7.1.6                        No filings required

save for the registration of each Mortgage through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Security Documents or any of the Underlying Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Security Documents and the Underlying Documents and each of the Security Documents and the Underlying Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7                        Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages), the choice of the law of the relevant Flag State to govern each Mortgage, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts, are valid and binding;

7.1.8                        No immunity

neither of the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9                        Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and the Security Documents or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same; and

7.1.10                  Shareholdings

each of the AMPSA Borrower, each Owner and the Corporate Guarantor are wholly-owned direct or indirect Subsidiaries of the AMPNI Borrower and:

(a)          on the date of this Agreement and at all times thereafter until the Listing, all of the issued shares of the AMPNI Borrower are ultimately beneficially owned by such person or persons as disclosed by or on behalf of the Borrowers to the Bank in the negotiation of this Agreement; and

(b)         from the Listing Date and at all times thereafter, no less than 35% of the total issued and voting share capital of the AMPNI Borrower shall be ultimately beneficially owned by Mr Dimitrios Melissanidis.

7.2                                 Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to the Bank that:

7.2.1                        Pari passu

the obligations of each Borrower under this Agreement and the Master Swap Agreement are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower (with the exception of any obligations which are mandatorily preferred by law and not by contract);

7.2.2                        No default under other Indebtedness

neither of the Borrowers nor any of their respective Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under the Master Swap Agreement or any other agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3                        Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4                        No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5                        No Default

no Default has occurred and is continuing;

7.2.6                        No Default under Contracts, Supervision Contracts or Refund Guarantees no Newbuilding Owner is in default of any of its obligations under the relevant Contract or the relevant Supervision Contract or any of its obligations upon the performance or observance of which depend the continued liability of any Refund Guarantor in accordance with the terms of any Refund Guarantee relating to such Newbuilding Owner’s Newbuilding;

7.2.7                        No Encumbrance in respect of pre-delivery security

no Newbuilding Owner has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the Contract or the Supervision Contract or any Refund Guarantee relating to such Newbuilding Owner’s Newbuilding and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;

7.2.8                        The Ships

(a)          each Newbuilding will be on the Drawdown Date of the Delivery Advance relevant to such Newbuilding; and

(b)         each Additional Ship will be on the Additional Mortgage Date for that Ship; and

(c)          each Ship (other than the Newbuildings and the Additional Ships) will be on the first Drawdown Date under this Agreement:

(i)                       in the absolute ownership of the relevant Owner who will, on and after such date, be the sole, legal and beneficial owner of such Ship;

(ii)                    registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(iii)                 operationally seaworthy and in every way fit for service; and

(iv)                classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.9                        Ships’ employment

none of the Ships will be:

(a)          in the case of each Newbuilding, on the Drawdown Date of the relevant Delivery Advance; or

(b)         in the case of an Additional Ship, on the Additional Mortgage Date for that Ship; or

(c)          in the case of each Ship (other than a Newbuilding or an Additional Ship), on the first Drawdown Date under this Agreement,

subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Bank and:

(i)                       on or before the Drawdown Date of the Delivery Advance relevant to a Newbuilding, there will not be any agreement or arrangement whereby the Earnings of that Newbuilding may be shared with any other person; and

(ii)                    on or before the Additional Mortgage Date in respect of an Additional Ship, there will not be any agreement or arrangement whereby the Earnings of that Ship may be shared with any other person; and

(iii)                 on the first Drawdown Date, there will not be any agreement or arrangement whereby the Earnings of any Ship (other than the Newbuildings and the Additional Ships) may be shared with any other person;

7.2.10                  Freedom from Encumbrances

(a)          no Newbuilding, nor its Earnings, Insurances or Requisition Compensation nor any other properties or rights which are, or are to be, the subject of any of the Ship Security Documents relating to that Newbuilding nor any part thereof will be, on the Drawdown Date of the Delivery Advance relevant to such Newbuilding, subject to any Encumbrance (other than Permitted Encumbrances);

(b)         no Additional Ship nor its Earnings, Insurances or Requisition Compensation nor any other properties or rights which are, or are to be, the subject of any of the Ship Security Documents relating to that Additional Ship nor any part thereof will be, on the Additional Mortgage Date for that Ship, subject to any Encumbrance (other than Permitted Encumbrances); and

(c)          no Ship (other than a Newbuilding or an Additional Ship) nor its Earnings, Insurances or Requisition Compensation nor any other properties or rights which are or are to be the subject of any of the Ship Security Documents relating to that Ship, nor any of the Accounts nor the Receivables nor any part thereof will be, on the first Drawdown Date under this Agreement, subject to any Encumbrances (other than Permitted Encumbrances);

7.2.11                  Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank:

(a)          the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)         the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)          neither the Borrowers nor any other Relevant Party nor, to the best of the Borrowers’ knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrowers or either of them or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.12                  No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Borrowers’ knowledge and belief, threatened against any of the Owners or any of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrowers’ knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.13                  No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to any of the Owners nor, to the best of the Borrowers’ knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.14                  No material adverse change

there has been no material adverse change in the financial position of the Borrowers or the Owners or the Corporate Guarantor or any other Relevant Party or the consolidated financial position of the Group, from that described by the Borrowers to the Bank in the negotiation of this Agreement;

7.2.15                  ISPS Code

(a)          on the Drawdown Date of the Delivery Advance for a Newbuilding, the relevant Newbuilding Owner shall have a valid and current ISSC in respect of that Newbuilding and such Newbuilding shall be in compliance with the ISPS Code;

(b)         on the Additional Mortgage Date for an Additional Ship, the relevant Additional Owner shall have a valid and current ISSC in respect of that Ship and such Ship shall be in compliance with the ISPS Code; and

(c)          on the first Drawdown Date under this Agreement, the Owner of each Ship (other than the Newbuildings and the Additional Ships), shall have a valid and current ISSC in respect of its Ship and each such Ship shall be in compliance with the ISPS Code;

7.2.16                  Copies true and complete - commissions

(a)          the copies of each of the Underlying Documents (other than the Refund Guarantees) delivered or to be delivered to the Bank pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents; each of such document constitutes valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder; and

(b)         there are no address or other commissions payable to any of the Newbuilding Owners or any other Relevant Party or other person on account of any of the Contracts and the Supervision Contracts, except as disclosed in writing by or on behalf of the Borrowers or any other Security Party to the Bank prior to the date of this Agreement;

7.2.17                  Refund Guarantees

the original executed copy of each Refund Guarantee delivered or to be delivered to the Bank pursuant to clause 9 is, or will when delivered be, a true and complete original of such document; each such document will, when delivered, constitute valid and binding obligations of the relevant Refund Guarantor enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder; and

7.2.18                  Application for DOC and SMC

the Operator of each Ship has applied for a DOC for itself and an SMC in respect of each Ship (other than the Newbuildings and each Additional Ship) and:

(a)          on the Drawdown Date of the Delivery Advance for a Newbuilding, it will have applied, for an SMC in respect of such Newbuilding; and

(b)         on the Additional Mortgage Date for an Additional Ship, it will have applied for an SMC in respect of such Ship,

and neither of the Borrowers nor the Operator of any Ship is aware of any reason why any such application may be refused.

7.3                                 Repetition of representations and warranties

On and as of each Drawdown Date and each Issue Date of an L/C and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall (a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to the Bank that the then latest audited consolidated financial statements of the Group delivered to the Bank (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate, respectively, and, as at the end of such financial period, neither the AMPNI Borrower nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8                                         Undertakings

8.1                                 General

The Borrowers jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents, whether actually or contingently, and while all or any part of the Commitment remains outstanding or the Overdraft Facility or the Guarantee Facility Commitment remains available, each Borrower will:

8.1.1                        Notice of Default

(a)          promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing; and

(b)         promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability or rights of any Newbuilding Owner to make any claims under the Contract or the Supervision Contract or any Refund Guarantee relating to such Newbuilding Owner’s Newbuilding, which might reduce or release any of the obligations of the Builders or either of them under such Contract or lota under such Supervision Contract or of the relevant Refund Guarantor under such Refund Guarantee (as the case may be);

8.1.2                        Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents;

8.1.3                        Use of proceeds

(a)          without prejudice to paragraph (b) below, use the Term Loan or, as the case may be, the Advances, the Overdraft and the L/Cs exclusively for the relevant purposes specified in clauses 1.1, 2.3 and 2.7; and

(b)         (in view of the fact that the Overdraft Facility is to be used for working capital purposes), ensure that there are fluctuating debit balances in the Overdraft Account at all times;

8.1.4                        Pari passu and subordination of intra-Group loans

(a)          ensure that the obligations of the Borrowers, each Owner and the Corporate Guarantor under this Agreement, the Master Swap Agreement, each Owner’s Guarantee and the Corporate Guarantee, respectively, shall, without prejudice to the provisions of clause 8.3 and the security intended to be created by the Security Documents, at all times rank at least pari passu with all their other respective present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract; and

(b)         ensure that, to the extent that the proceeds of any Advance (or part thereof) or the Overdraft Facility are on-lent by the Borrowers to the Newbuilding Owners or any other Owner or any other member of the Group in accordance with the specified purpose of any such Advance or the Overdraft Facility pursuant to clauses 1.1, 2.3 and 2.7:

(i)                       the relevant loan or loans shall be made on an unsecured basis and shall be fully subordinated towards any moneys owing to the Bank, whether actually or contingently, under this Agreement and the other Security Documents; and

(ii)                    neither the relevant loan or loans nor any part thereof nor any interest accrued or accruing thereon shall be repaid or paid to the Borrowers unless any and all moneys owing to the Bank, whether actually or contingently, under this Agreement and the other Security Documents (including the Aggregate Liabilities) have been repaid in full;

8.1.5                        Financial statements

prepare or cause to be prepared consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year and cause the same to be reported on by the Group’s auditors and prepare or cause to be prepared consolidated financial statements of the Group in respect of each financial half-year on the same basis as the annual financial statements, and deliver to the Bank as many copies of the same as the Bank may reasonably require as soon as practicable but not later than ninety (90) days (in the case of annual financial statements) and thirty (30) days (in the case of semi-annual financial statements) after the end of the financial period to which they relate;

8.1.6                        Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require of every report, circular, notice or like document issued by the Borrowers, the Corporate Guarantor, each Owner, any other member of the Group or any of their respective Related Companies to their shareholders or creditors generally, in each case at the time of issue thereof;

8.1.7                        Provision of further information

provide the Bank with such financial and other information concerning the Group, the Borrowers, the other Security Parties, the other Relevant Parties and their respective affairs, at the earliest possible opportunity and in any event at regular intervals of not more than three (3) months and at all other times as the Bank may from time to time require, including, without limitation, any management information, information relating to the Builders and the construction of the Newbuildings, information relating to the position, trading and/or employment of the Ships and any actual or proposed purchase of vessels by any member of the Group, copies of all documents required of the AMPNI Borrower to file with the Securities and Exchange Commission of the U.S.A. or pursuant to the Sarbanes-Oxley Act of the U.S.A. and any other documents or information as may be reasonably required by the Bank;

8.1.8                        Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents;

8.1.9                        Compliance with Code

and will procure that any Operator will, comply with, and ensure that each Ship and any Operator at all times complies with, the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10                  Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of such Operator’s DOC or the SMC in respect of any Ship;

8.1.11                  Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Bank upon the issuance to any Operator of a DOC and to each Ship of an SMC or the receipt by any of the Owners or any Operator of notification that its application for the same has been refused;

8.1.12                  ISPS Code compliance

and will procure that the Manager or any Operator will:

(a)          from the Drawdown Date of the Delivery Advance for a Newbuilding and at all times thereafter, maintain a valid and current ISSC in respect of that Newbuilding;

(b)         from the Additional Mortgage Date for an Additional Ship and at all times thereafter, maintain at all times a valid and current ISSC respect of that Additional Ship;

(c)          from the first Drawdown Date under this Agreement and at all times thereafter, maintain a valid and current ISSC in respect of each Ship (other than the Newbuildings and the Additional Ships);

(d)         immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Ship;

(e)          procure that, from the Drawdown Date of the Delivery Advance for a Newbuilding and at all times thereafter, that Newbuilding will comply at all times with the ISPS Code;

(f)            procure that, from the Additional Mortgage Date for an Additional Ship, that Additional Ship will comply at all times with the ISPS Code; and

(g)         procure that each Ship (other than the Newbuildings and the Additional Ships) will comply at all times with the ISPS Code;

8.1.13                  “KYC” requirements

deliver to the Bank such documents and evidence as the Bank shall from time to time require, based on applicable law and regulations and the Bank’s own internal guidelines from time to time, in each case, relating to the verification of identity and knowledge of the Bank’s customers and to the opening of bank accounts by any Security Party (including the Accounts);

8.1.14                  Minimum liquidity

(a)          maintain at all times in the AMPNI Operating Account cash balances of no less than the Required Amount (excluding any amounts then standing to the credit of the AMPNI

Operating Account and which are taken into account for the purposes of testing the Borrowers’ compliance with clause 8.6.1(c); and

(b)         for the purposes of this clause 8.1.14, “Required Amount” means $22,000,000 or such other lower amount as the Bank may from time to time notify the Borrowers in writing in its sole discretion (it being agreed that the Bank may give multiple such notices to the Borrowers from time to time increasing or reducing the minimum amount required under this clause 8.1.14, subject always to a maximum amount of $22,000,000), as any such amount may be reduced from time to time pursuant to clause 14.2.1(c); and

8.1.15                  Conditions subsequent - additional security

(a)          within seven (7) days following a relevant request by the Bank to the Borrowers and the relevant Collateral Owner(s) in writing in respect of one or more Collateral Ships, deliver to the Bank, and/or procure that the relevant Collateral Owner(s) (as the case may be) execute(s) and deliver(s) to the Bank, the documents and evidence set out in schedule 10, Part 1 in respect of such Collateral Ship(s), in form and substance satisfactory to the Bank and at the cost and expense of the Borrowers; and

(b)         on or prior to the time of a withdrawal of funds from the AMPNI Operating Account in accordance with clause 14.2.1(b) in connection with the acquisition of an Additional Ship by the relevant Additional Owner, deliver to the Bank, and/or procure that the relevant Additional Owner executes and delivers to the Bank, the documents and evidence set out in schedule 10, Part 2 in respect of that Additional Ship, in form and substance satisfactory to the Bank and at the cost and expense of the Borrowers.

8.2                                 Security value maintenance

8.2.1                        Security shortfall

If at any time the Security Value shall be less than the Security Requirement, the Bank may give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall at their discretion either:

(a)          prepay within a period of fourteen (14) days of the date of receipt by the Borrowers of the Bank’s said notice such sum of the Term Loan or the Overdraft in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment made in accordance with clause 4.1 between the date of the notice and the date of such prepayment) being at least equal to the Security Value; or

(b)         within fourteen (14) days of the date of receipt by the Borrowers of the Bank’s said notice constitute to the satisfaction of the Bank such further security for the Aggregate Liabilities as shall be acceptable to the Bank having a value for security purposes (as determined by the Bank in its discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.4 and 4.5 shall apply to prepayments made under clause 8.2.1(a).

8.2.2                        Valuation of Mortgaged Ships

(a)          Each Mortgaged Ship shall, for the purposes of this clause 8.2, be valued in Dollars at the end of every financial quarter and at any other times as and when the Bank shall require. Subject to paragraph (b) below, each such valuation shall be made by an independent firm of shipbrokers nominated by the Borrowers and approved by the Bank in its sole discretion or, failing such nomination or approval, appointed by the Bank in its sole discretion. Each such valuation of a Mortgaged Ship shall be addressed to the Bank and made without, unless required by the Bank, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms, as between a willing buyer and a willing seller and without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship. Such valuation shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2 unless the Bank objects to the valuation of the relevant Mortgaged Ship provided by the shipbroker nominated by the Borrowers within seven (7) days of receipt of such valuation, in which event the value of such Mortgaged Ship shall be the arithmetic mean of the value specified in such valuation and the value specified in a further valuation issued by an independent firm of shipbrokers appointed by the Bank and made on the same basis as specified above.

(b)         In the case of a Ship which is a single hull vessel, its market value for the purposes of this clause 8.2 shall be the then prevailing scrap value of such Ship as determined by the Bank in its sole discretion.

(c)          The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such further date when the market value of such Mortgaged Ship is determined by the Bank pursuant to this clause 8.2.2.

8.2.3                        Information

The Borrowers jointly and severally undertake to the Bank to supply to the Bank and to any such shipbrokers such information concerning each Mortgaged Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

8.2.4                        Costs

All costs in connection with the Bank obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2 and in schedule 2, Part 5, paragraph 19, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers.

8.2.5                        Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto.

8.2.6                        Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Bank shall be entitled to receive such evidence and documents of the kind referred to in Schedule 2 as may in the Bank’s opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

8.2.7                        Excess Actual Exposure - security value maintenance

(a)          Without prejudice to clause 8.2.1 and the test contained therein, if at any time (1) the Actual Exposure (but excluding any part thereof falling under paragraph (a) of the definition “Actual Exposure” in clause 1.2 which is not part of the Overdraft) is in excess of $100,000,000 and (2) the relevant excess is higher than the aggregate of:

(i)                       eighty per cent (80%) of the face value of the aggregate of all Qualifying Receivables; and

(ii)                    the sum then standing to the credit of the Cash Collateral Account,

then the Bank may give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall, within two (2) days of the date of receipt by the Borrowers of the Bank’s said notice, at their discretion either:

(A)                      prepay a part of the Loan; and/or

(B)                        provide in accordance with clause 2.12 Receivables which are Qualifying Receivables by delivering to the Bank a Schedule of Receivables with such Receivables together with copies of documents, receipts and invoices of the type specified in clause 2.12 and relating to such Receivables; and/or

(C)                        place further funds to the credit of the Cash Collateral Account.

(b)         The Borrowers shall provide the Bank with such information, including without limitation Schedules of Receivables, as the Bank shall from time to time require for the purposes of giving effect to this clause 8.2.7.

(c)          The Bank shall test the Borrowers’ compliance with this clause 8.2.7 at the end of every financial quarter and at any other times as and when the Bank shall require (but not more frequently than once per week) and, in any event, on each Reset Date.

8.3                                 Negative undertakings

The Borrowers jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents, whether actually or contingently, and while all or any part of the Commitment remains outstanding or the Overdraft Facility or the Guarantee Facility Commitment remain available, without the prior written consent of the Bank:

8.3.1                        Negative pledge

the Borrowers will not permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues (including, but not limited to, the Borrowers’ rights against the Bank under any Transactions and/or the Master Swap Agreement or all or any part of the Borrowers’ interest in any amount payable to the Borrowers by the Bank under any Transactions and/or the Master Swap Agreement)  in order to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrowers or either of them or any Security Party or any other person;

8.3.2                        No merger

the Borrowers will not merge or consolidate with any other person or enter into any demerger, amalgamation, corporate reconstruction or redomiciliation of any type;

8.3.3                        Disposals

the Borrowers will not sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3 material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of the relevant Borrower taken as a whole) of their respective present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4                        Other business

neither the Borrowers nor the Group as a whole will undertake any business other than the business carried out by them on the date of this Agreement;

8.3.5                        Acquisitions

the AMPSA Borrower will not acquire any further assets other than in the ordinary course of its business or contracts for the sale of oil bunkers and lubricants;

8.3.6                        Other obligations

the AMPSA Borrower will not incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of its business or contracts for the sale of oil bunkers and lubricants;

8.3.7                        No borrowing

the AMPSA Borrower will not incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.8                        Repayment of borrowings

the AMPSA Borrower will not repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9                        Loans

the AMPSA Borrower will not make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.10                  Sureties

the AMPSA Borrower will not permit any of its Indebtedness to any person (other than the Bank) to be guaranteed by any person save in the ordinary course of its business or by the Bank by way of L/Cs;

8.3.11                  Share capital and distribution

the AMPNI Borrower will not:

(a)          purchase or otherwise acquire for value any shares of its capital or distribute any of its other present or future assets, undertaking, rights or revenues to any of its shareholders; or

(b)         declare or pay any dividends to any of its shareholders if an Event of Default has occurred or will or, in the opinion of the Bank, is likely to occur as a result of, or following, the declaration or payment of dividends;

8.3.12                  Subsidiaries

the AMPSA Borrower will not form or acquire any Subsidiaries save in the ordinary course of its business;

8.3.13                  Manager

the Borrowers will not permit the appointment of any manager of any of the Ships other than the Manager or the termination or amendment of the terms of any of the Management Agreements; or

8.3.14                  Shareholdings

the Borrowers will not:

(a)          prior to the Listing, change, cause or permit any change in, the legal and/or ultimate beneficial ownership of any of the shares in either of the Borrowers or the Corporate Guarantor or any of the Owners from that existing on the date of this Agreement as specified in clause 7.1.10; or

(b)         after the Listing, change, cause or permit any change in, the legal and/or ultimate beneficial ownership of any of the shares in the AMPNI Borrower which would result in Mr Dimitrios Melissanidis being the ultimate beneficial owner of less than 35% of the total issued voting share capital of the AMPNI Borrower; or

(c)          after the Listing, change, cause or permit any change in, the legal and/or beneficial ownership of any of the shares in the AMPSA Borrower or any Owner or the Corporate Guarantor which would result in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the AMPNI Borrower.

8.4                                 Pre-delivery positive undertakings

The Borrowers hereby jointly and severally undertake and agree with the Bank that they will:

8.4.1                        Conveyance on default

procure that, where any Newbuilding is (or is to be) sold in exercise of any power contained in the relevant Pre-delivery Security Assignment or otherwise conferred on the Bank, the relevant Newbuilding Owner will execute, forthwith upon request by the Bank, such form of conveyance of such Newbuilding as the Bank may require;

8.4.2                        Flag State

procure that, not later than thirty (30) days prior to the Delivery Date of each Newbuilding, the Borrowers and the relevant Newbuilding Owner obtain the Bank’s written approval of the Flag State for such Newbuilding; and

8.4.3                        Mortgage

immediately upon Delivery of each Newbuilding procure that the relevant Newbuilding Owner shall execute, and procure the registration of, the Mortgage over such Newbuilding under the laws and flag of the relevant Flag State and execute and provide all other documents and evidence as specified in Part 5 of schedule 2 in respect of such Newbuilding.

8.5                                 Pre-delivery negative undertaking

The Borrowers hereby jointly and severally further undertake and agree with the Bank that they will procure that no Newbuilding Owner will, without the prior written consent of the Bank (and then only subject to such conditions as the Bank may impose), let or agree to let its Newbuilding:

8.5.1                        on demise charter for any period; or

8.5.2                        by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months’ duration; or

8.5.3                        on terms whereby more than two (2) months’ hire (or the equivalent) is payable in advance; or

8.5.4                        below the market rate prevailing at the time when the relevant Newbuilding is fixed.

8.6                                 Financial undertakings

8.6.1                        The Borrowers jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment, the Overdraft Facility or the Guarantee Facility Commitment remains available, they will ensure that:

(a)          Consolidated Book Net Worth

the Consolidated Book Net Worth shall not be less than One hundred and fifty million Dollars ($150,000,000) at the end of any Accounting Period;

(b)         Consolidated Leverage Ratio

the Consolidated Leverage Ratio shall not be higher than 0.65:1.0 at the end of any Accounting Period; and

(c)          Liquidity

the AMPNI Borrower maintains on a consolidated basis:

(i)                       Consolidated Liquid Funds of no less than $25,000,000 at the end of each calendar month and at the end of each Accounting Period; and

(ii)                    Consolidated Liquid Funds of no less than $10,000,000 on an average daily basis.

8.6.2                        All the terms defined in clause 1.2 and used in this clause 8.6, and other accounting terms used in this clause 8.6, are to be determined by the Bank on a consolidated basis and (except as items are expressly included or excluded in the relevant definition or provision) are used and shall be construed in accordance with the Applicable Accounting Principles consistently applied and as determined from any relevant Accounting Information and, in the case of the undertaking set out in clause 8.6.1(c), also by reference to any other information available to the Bank at any relevant time.

8.6.3                        The compliance of the AMPNI Borrower with the undertakings set out in clause 8.6.1 shall be determined by the Bank in its sole discretion on the basis of calculations made by the Bank:

(a)          in the case of each such undertaking (except that of clause 8.6.1(c)(ii)), at the end of each Accounting Period at the time when the relevant Accounting Information has been delivered to the Bank pursuant to clause 8.1.5; and

(b)         in the case of the undertaking of clause 8.6.1(c)(i), also on the last Banking Day of each calendar month; and

(c)          in the case of the undertaking of clause 8.6.1(c)(ii), on each Friday of each week.

8.6.4                        Without prejudice to the other terms of this clause 8.6 and, in particular, the time when compliance with the financial undertakings of clause 8.6.1 is to be measured by the Bank pursuant to clause 8.6.3, the Borrowers hereby jointly and severally undertake that the financial undertakings of clause 8.6.1 will be complied with at all times during the whole term of each Accounting Period.

8.6.5                        For the purposes of this clause 8.6: (i) no item shall be deducted or credited more than once in any calculation; and (ii) any amount expressed in a currency other than Dollars shall be converted into Dollars in accordance with the Applicable Accounting Principles consistently applied.

8.7                                 Cash collateralisation of L/Cs

Without prejudice to clauses 2.29 and 9.3, forthwith upon, or at any time following:

8.7.1                        the occurrence of an Event of Default; or

8.7.2                        the service of a notice under clause 12.1,

the Bank shall be entitled (but not obliged) to demand payment by the Borrowers of, and the Borrowers forthwith upon such demand shall pay to the Bank for credit to the Cash Collateral Account, such amount as shall be the aggregate of the said Outstanding Amounts for all L/Cs. Such payment shall be made in Dollars, except in the case of any part of the said Outstanding Amounts which is a Settlement Amount outstanding in an Optional Currency and unpaid, which shall be made in the relevant Optional Currency.

8.8                                 Right of first refusal

8.8.1                        If any member of the Group (excluding the Security Parties) acquires a vessel (other than the Ships and excluding, for the avoidance of doubt, any Additional Ships), the AMPNI Borrower and the relevant member of the Group shall be entitled to arrange for the financing of the acquisition of such vessel by bank debt and to agree that such vessel shall be mortgaged in favour of the relevant lender or lenders, subject to no Event of Default having occurred and be continuing at such time and the Borrowers and the other Security Parties being in compliance with all of their undertakings and obligations under this Agreement and the other Security Documents.

8.8.2                        In any such case, the Borrowers hereby grant the Bank a right of first refusal in connection with the potential financing of each such vessel by way of (inter alios) (a) increasing the Commitment hereunder and (b) obtaining such security over each such vessel and its earnings and insurances as the Bank may in its sole discretion require, and otherwise on such terms and conditions as the Bank may propose to the Borrowers. In view of the above, the Borrowers hereby undertake with the Bank to approach the Bank prior to any other potential lender thereof, with a view to discussing with the Bank any such financing proposal for any such vessel and to allow the Bank reasonable time to consider a financing arrangement on the conditions set out above, before reaching an agreement with any other lender.

8.8.3                        No term of this clause 8.8 is or shall be interpreted as a commitment or agreement on the part of the Bank to finance any such vessel.

9                                         Conditions

9.1                                 Documents and evidence

9.1.1                        Commitment, Overdraft Facility and L/Cs

(a)          The obligation of the Bank to make the Commitment, the Overdraft Facility and the Guarantee Facility available and to issue any L/C, shall be subject to the condition that the Bank or its duly authorised representative shall have received, not later than two (2) Banking Days before the date when the first Drawdown Notice is sent to the Bank under this Agreement, the documents and evidence specified in Part 1 of schedule 2, in form and substance satisfactory to the Bank.

(b)         For the avoidance of doubt, the Bank shall not make the Overdraft Facility nor the Guarantee Facility available, unless one or more Advances have been drawn down under this Agreement.

9.1.2                        First Advances

The obligation of the Bank to make available the First Advance in respect of any Newbuilding shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant First Advance, the documents and evidence specified in Part 2 of schedule 2 in respect of such Newbuilding, in form and substance satisfactory to the Bank.

9.1.3                        Second Advances

The obligation of the Bank to make available the Second Advance in respect of any Newbuilding shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Second Advance, the relevant documents and evidence specified in Part 3 of schedule 2 in respect of such Newbuilding, in form and substance satisfactory to the Bank.

9.1.4                        Third Advances

The obligation of the Bank to make available the Third Advance in respect of any Newbuilding shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Third Advance, the relevant documents and evidence specified in Part 4 of schedule 2 in respect of such Newbuilding, in form and substance satisfactory to the Bank.

9.1.5                        Delivery Advances

The obligation of the Bank to make available the Delivery Advance in respect of any Newbuilding shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Delivery Advance, the documents and evidence specified in Part 5 of schedule 2 in respect of such Newbuilding, in form and substance satisfactory to the Bank.

9.2                                 General conditions precedent

The obligation of the Bank to make any Advance or the Overdraft available or to issue any L/C (as the case may be) shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice in respect of the relevant Advance or the relevant drawing request under the Overdraft Facility or the relevant Issue Request in respect of the relevant L/C (as the case may be) and at the time of the making of the relevant Advance or of the relevant drawing under the Overdraft Facility or on the Issue Date of the relevant L/C (as the case may be):

9.2.1                        the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b), (ii) clause 4 of the Corporate Guarantee and (iii) clause 4 of each Owner’s Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2                        no Default shall have occurred and be continuing or would result from the making of such Advance or the relevant drawing or the issuing of the relevant L/C (as the case may be).

9.3                                 Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

9.4                                 Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date or each Issue Date and not later than five (5) Banking Days prior to each Interest Payment Date in respect of the Term Loan or each Reset Date, the Bank may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 of this Agreement.

10                                  Events of Default

10.1                           Events

There shall be an Event of Default if:

10.1.1                  Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents or the Underlying Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2                  Master Swap Agreement:  (i) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreement) has occurred and is continuing under the Master Swap Agreement or (ii) an Early Termination Date (as defined in the Master Swap Agreement) has occurred or been effectively designated under the Master Swap Agreement or (iii) a person entitled to do so gives notice of an Early Termination Date (as defined in the Master Swap Agreement) under section 6(b)(iv) of the Master Swap Agreement or (iv) the Master Swap

Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3                  Breach of Insurances and certain other obligations: any of the Owners or the Manager fails to obtain and/or maintain the Insurances (in accordance with the requirements of the Security Documents) for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels any of such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for any of such Insurances or for any other failure or default on the part of the Owners or any of them or any other person or the Borrowers or the Corporate Guarantor or any of the Owners commit any breach of or omit to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.1.3, 8.1.14, 8.1.15, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7 or 8.8 of this Agreement or clause 5.2 of the Corporate Guarantee or clause 5 of any Owner’s Guarantee, respectively; or

10.1.4                  Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents or any of the Underlying Documents (other than those referred to elsewhere in this clause 10.1) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the relevant Security Party of such default and of such required action; or

10.1.5                  Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents or any of the Underlying Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6                  Cross-default: any Indebtedness of any Relevant Party is not paid when due or any Indebtedness of any Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Relevant Party of a voluntary right of prepayment) or any creditor of any Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (howsoever described) of the person concerned unless the relevant Relevant Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Relevant Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.7                  Legal process: any judgment or order made against any Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Relevant Party and is not discharged within seven (7) days; or

10.1.8                  Insolvency: any Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.9                  Reduction or loss of capital: a meeting is convened by any Relevant Party for the purpose of passing any resolution to purchase or reduce its share capital or to redeem any of its shares; or

10.1.10            Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Relevant Party or an order is made or resolution passed for the winding up of any Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11            Administration: any petition is presented, notice given or step is taken for the purpose of the appointment of an administrator of any Relevant Party or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to any Relevant Party; or

10.1.12            Appointment of receivers and managers: any administrative or other receiver is appointed of any Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Relevant Party; or

10.1.13            Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.14            Analogous proceedings: there occurs, in relation to any Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15            Cessation of business: any Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16            Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17            Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.18            Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19            Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.20            Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21            Material adverse change: there occurs, in the reasonable opinion of the Bank, a material adverse change in the financial condition of any Security Party by reference to the financial position of that Security Party as described by or on behalf of the Borrowers or any Security Party to the Bank in the negotiation of this Agreement; or

10.1.22            Arrest: any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner and such Owner shall fail to procure the release of such Mortgaged Ship within a period of two (2) days thereafter; or

10.1.23            Registration: the registration of any Mortgaged Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Bank or if such registration of any Mortgaged Ship is not renewed at least forty five (45) days prior to the expiry of such registration; or

10.1.24            Unrest: the Flag State in respect of a Mortgaged Ship becomes involved in hostilities or civil war or there is a seizure of power in any Flag State in respect of a Mortgaged Ship by unconstitutional means if, in any such case, such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.25            Environment: either of the Borrowers and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or either of the Borrowers and/or any other Relevant Party and/or any of their respective Environmental Affiliates or any Ship or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Bank reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of either of the Borrowers or the Corporate Guarantor or any other Security Party or on the security constituted by any of the Security Documents; or

10.1.26            P&I: any Owner or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27            Shareholdings:

(a)          prior to the Listing, there is any change in the legal and/or ultimate beneficial ownership of any of the shares in either of the Borrowers or any Owner or the Corporate Guarantor from that existing on the date of this Agreement as specified in clause 7.1.10; or

(b)         after the Listing, there is any change in the legal and/or ultimate beneficial ownership of any of the shares in the AMPNI Borrower which results in Mr Dimitrios Melissanidis being the ultimate beneficial owner of less than 35% of the total issued voting share capital of the AMPNI Borrower; or

(c)          after the Listing, there is any change in the legal and/or beneficial ownership of any of the shares in the AMPSA Borrower or any Owner or the Corporate Guarantor which results in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the AMPNI Borrower; or

10.1.28            Termination or variation of, or dispute under, Contracts and Supervision Contracts:  any Contract or Supervision Contract is terminated or rescinded for any reason whatsoever; or any Contract or Supervision Contract is frustrated; or any Contract or Supervision Contract is varied in any manner not permitted by or pursuant to the relevant Pre-delivery Security Assignment or this Agreement; or there is any dispute or litigation or any other proceedings between the relevant parties under or in respect of any Contract or any Supervision Contract; or

10.1.29            Termination of Refund Guarantees:  any Refund Guarantee expires or is repudiated, cancelled, rescinded or otherwise terminated (other than by the return of such Refund Guarantee by the relevant Newbuilding Owner to the Builders or either of them and/or the relevant Refund Guarantor following the Delivery of the Newbuilding to which such Refund Guarantee relates); or

10.1.30            Non-delivery of Newbuildings:  any Newbuilding is not delivered to, and accepted by, the relevant Newbuilding Owner under the relevant Contract or the Delivery Advance for any Newbuilding is not drawn down, in either case, on or before the end of the Drawdown Period for the Delivery Advance relevant to such Newbuilding; or

10.1.31            Accounts: moneys are withdrawn from any of the Accounts other than in accordance with clause 14; or

10.1.32            Listing: following the Listing Date, the shares of the AMPNI Borrower are de-listed or suspended from, or cease to trade (whether temporarily or permanently) on, the New York Stock Exchange; or

10.1.33            Licenses, etc:  any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.34            Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or (ii) the security created by any of the Security Documents.

10.2                           Acceleration

The Bank may, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default by notice to the Borrowers declare that:

10.2.1                  the obligation of the Bank to make the Commitment, the Overdraft Facility and the Guarantee Facility available shall be terminated, whereupon the Commitment, the Overdraft Facility Limit and the Guarantee Facility Commitment shall each be reduced to zero forthwith; and/or

10.2.2                  the Loan and all interest and commissions accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable; and/or

10.2.3                  make a demand on the Borrowers pursuant to clause 8.7 for payment of cash collateral to the Bank for credit to the Cash Collateral Account forthwith and/or at any other time specified by the Bank, whereupon any such amount shall become due and payable immediately or in accordance with each such notice (it being understood that the Bank shall be entitled to give multiple such notices for further payment of moneys by the Borrowers to the Cash Collateral Account, at any time and from time to time following an Event of Default, notwithstanding that the Borrowers may have complied with one or more earlier notices).

10.3                           Demand basis

If, pursuant to clause 10.2.2, the Bank declares the Loan to be due and payable on demand, the Bank may by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commissions accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

10.4                           Negotiation with Beneficiaries after Event of Default

Each Borrower:

10.4.1                  irrevocably authorises the Bank to negotiate with any Beneficiary at any time after the occurrence of any Default with a view to arranging for the prepayment by the Bank, for the account of the Borrowers, of any moneys outstanding under any L/C; and

10.4.2                  agrees that at any time after the occurrence of any Default the Bank shall be entitled (but not, so far as the Borrowers are concerned, bound) to pay to a Beneficiary, in such manner and upon such terms as the Bank and the Beneficiary shall agree, any moneys outstanding under any L/C.

11                                          Indemnities

11.1                           Miscellaneous indemnities

The Borrowers shall on demand indemnify the Bank, without prejudice to any of the Bank’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred by it as a consequence of:

11.1.1                  any default in payment by the Borrowers of any sum under any of the Security Documents when due;

11.1.2                  the occurrence of any other Event of Default;

11.1.3                  any prepayment or repayment of a Tranche or part thereof being made under clauses 4.3, 8.2.1, 8.2.7 or 12.1 or any other repayment or prepayment of a Tranche or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Tranche prepaid or repaid;

11.1.4                  any Advance not being made for any reason (excluding any default by the Bank) after the Drawdown Notice in relation thereto has been given; or

11.1.5                  any L/C not being issued for any reason (excluding any default by the Bank) after the Issue Request in relation thereto has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding a Tranche or the Overdraft or any loans advanced by the Bank pursuant to clause 2.23.3 (or any part thereof) or in liquidating or re-employing deposits from third parties acquired to effect or maintain a Tranche or the Overdraft or any loans advanced by the Bank pursuant to clause 2.23.3 (or any part thereof).

11.2                           Currency indemnity

If any sum due from the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrowers or either of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3                           Environmental indemnity

The Borrowers shall indemnify the Bank on demand and hold the Bank harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Bank if such Environmental Claim would not have been, or been capable of being, made or asserted against the Bank if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

12                                  Unlawfulness and increased costs

12.1                           Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to make any Advance or to maintain the Commitment, the Overdraft Facility or the Guarantee Facility Commitment or to fund the Term Loan or the Overdraft or the Outstandings or to issue any L/Cs, the Bank shall promptly give notice to the Borrowers whereupon (a) the Commitment, the Overdraft Facility Limit and the Guarantee Facility Commitment shall each be reduced to zero and (b) the Borrowers shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement and/or the Master Swap Agreement.

12.2                           Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1                  subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2                  increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping the Commitment, the Overdraft Facility or the Guarantee Facility Commitment available or maintaining or funding all or part of the Loan or the Outstandings or issuing any L/C; and/or

12.2.3                  reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or

12.2.4                  reduce the Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank’s obligations under any of the Security Documents; and/or

12.2.5                  require the Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or

12.2.6                  require the Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment, the Overdraft Facility or the Guarantee Facility Commitment or the Loan or the Outstandings from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)          the Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)         the Borrowers shall on demand pay to the Bank the amount which the Bank specifies (in a certificate and supporting documents setting forth and evidencing the basis of the computation of such amount but not including any matters which the Bank or its holding company regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 12.2, “holding company” means the company or entity (if any) within the consolidated supervision of which the Bank is included.

12.3                           Exception

Nothing in clause 12.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss (a) to the extent that the same is taken into account in calculating the Additional Cost or (b) to the extent that the same is the subject of an additional payment under clause 6.6.

13                                  Security and set-off

13.1                           Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied by the Bank in the following manner:

13.1.1                  first, in or towards payment of all unpaid costs, expenses, fees and commissions which may be owing to the Bank under any of the Security Documents;

13.1.2                  secondly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.3                  thirdly, in or towards repayment of the Loan or any loan outstanding under clause 2.23.3 or any part thereof (whether the same is due and payable or not);

13.1.4                  fourthly, in or towards payment to the credit of the Cash Collateral Account of any moneys payable thereto pursuant to clauses 2.29 and/or 4.3 and/or 8.2.7 and/or 8.7 and/or 10.2.3 and/or any other term of this Agreement;

13.1.5                  fifthly, in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Term Loan repaid;

13.1.6                  sixthly, in or towards payment to the Bank of any sum owing under the Master Swap Agreement;

13.1.7                  seventhly, in or towards payment to the Bank of any other sums owing to it under any of the Security Documents; and

13.1.8                  eighthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2                           Set-off

13.2.1                  The Borrowers authorise the Bank (without prejudice to any of the Bank’s rights at law, in equity or otherwise), at any time and without notice to the Borrowers, to apply any credit balance to which the Borrowers or either of them is then entitled standing upon any account of the Borrowers or either of them with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrowers or either of them to the Bank under any of the Security Documents. For this purpose, the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2                  Without prejudice to its rights hereunder and/or under the Master Swap Agreement, the Bank may at the same time as, or at any time after, any Default under this Agreement or the Borrowers’ default under the Master Swap Agreement, set-off any amount due now or in the future from the Borrowers or either of them to the Bank under this Agreement against any amount due from the Bank to the Borrowers or either of them under the Master Swap Agreement and apply the first amount in discharging the second amount. The effect of any set-off under this sub-clause 13.2.2 shall be effective to extinguish or, as the case may require, reduce the liabilities of the Bank under the Master Swap Agreement.

13.2.3                  The Bank shall not be obliged to exercise any right given to it by this clause 13.2. The Bank shall notify the Borrowers forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.3                           Further assurance

The Borrowers jointly and severally undertake with the Bank that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.4                           Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers’ Security Documents, the provisions of this Agreement shall prevail.

14                                  Accounts

14.1                           General

The Borrowers jointly and severally undertake with the Bank that:

14.1.1                  on or before the date of this Agreement, the AMPNI Borrower will open the AMPNI Operating Account;

14.1.2                  on or before the date of this Agreement, the AMPSA Borrower will open the AMPSA Operating Account, the Overdraft Account and the Cash Collateral Account;

14.1.3                  on or before the first Drawdown Date under this Agreement, the Corporate Guarantor will open the Manager’s Operating Account;

14.1.4                  they will procure that all moneys payable to each Owner in respect of the Earnings of such Owner’s Ship shall, unless and until the Bank directs to the contrary pursuant to the provisions of the relevant Deed of Covenant, be paid at all times to the Account relating to such Ship;

14.1.5                  they will procure that all moneys payable to the Borrowers under the Master Swap Agreement shall be paid at all times to the AMPNI Operating Account;

14.1.6                  they will procure that all Receivables shall be paid at all times to the AMPSA Operating Account; and

14.1.7                  they will procure that there are sufficient funds standing to the credit of the Cash Collateral Account at all times to ensure that the Borrowers are in compliance with each of the following clauses:

(a)          clause 2.29; and

(b)         clause 4.3; and

(c)          clauses 8.2.1 and 8.2.7,

it being agreed, for the avoidance of doubt, that, for the purpose of testing the Borrowers’ compliance with each of the clauses referred to in paragraphs (a), (b) and (c), funds standing to the credit of the Cash Collateral Account and taken into account for the purpose of testing compliance with one of the clauses referred to in paragraph (a) or paragraph (b) or paragraph (c) above, shall not be taken into account for the purpose of testing compliance with any other clause referred to in any of the other two paragraphs. The AMPSA Borrower shall not be entitled to withdraw any funds from the Cash Collateral Account following a notice given by the Bank pursuant to clause 12.1.

14.2                           Borrowers’ Accounts: withdrawals

Neither Borrower shall be entitled to withdraw moneys from any of their own Accounts provided however that, unless and until a Default shall occur and the Bank shall direct to the contrary:

14.2.1                  the AMPNI Borrower may withdraw moneys from the AMPNI Operating Account to make any payment not expressly prohibited by the terms of this Agreement or any other Security Document Provided always that:

(a)          subject to paragraphs (b), (c) and (d) below, there are and, following any such withdrawal, there will be sufficient funds standing to the credit of the AMPNI Operating Account to ensure that the Borrowers are in compliance with clause 8.1.14 at all times; and

(b)         if the Borrowers advise the Bank in writing that an Additional Owner is to purchase an Additional Ship, in cash and without any debt or other financing, the AMPNI Borrower shall be entitled to withdraw funds from the AMPNI Operating Account for the purpose of on-lending such funds to the relevant Additional Owner to assist such Owner in paying to the relevant Additional Ship Seller the purchase price for the relevant Additional Ship pursuant to the relevant Additional Contract, subject always to clause 8.1.15(b); and

(c)          in the event that the AMPNI Borrower makes any such withdrawal in accordance with paragraph (b) above, the amount required to be held by the Borrowers to the credit of the AMPNI Operating Account for the purposes of clause 8.1.14 shall, from the date of such withdrawal, be reduced by the amount of such withdrawal; and

(d)         the AMPNI Borrower shall be entitled to make withdrawals from the AMPNI Operating Account pursuant to paragraph (b) above for the purpose of assisting in the payment of the purchase price of no more than three (3) vessels (being Additional Ships), one by each Additional Owner, however, only one such withdrawal may be made in relation to each Additional Ship and the amount of each withdrawal in relation to an Additional Ship can be up to (but it may not exceed) the full amount of the purchase price for that Additional Ship under the relevant Additional Contract.

14.2.2                  the AMPSA Borrower may withdraw moneys from the Overdraft Account for the purposes specified in clause 1.1.2 subject always to clause 8.1.3(b);

14.2.3                  the AMPSA Borrower may, subject to clause 14.1.7, withdraw moneys from the Cash Collateral Account for any purpose not expressly prohibited by the terms of this Agreement or any other Security Document provided that there are and, following any such withdrawal, there will be sufficient funds in the Cash Collateral Account to ensure that the Borrowers are in compliance with clause 14.1.7; and

14.2.4                  the AMPSA Borrower may withdraw moneys from the AMPSA Operating Account only for the following purposes:

(a)          to make payments to the credit of the Cash Collateral Account; and

(b)         provided that there are and, following any such withdrawal there will be, sufficient funds in the Cash Collateral Account to ensure that the Borrowers are in compliance with clause 14.1.7, for any other purpose not expressly prohibited by the terms of this Agreement or the other Security Documents.

14.3                           Interest

Amounts standing to the credit of each Account of a Borrower (other than the Overdraft Account) shall bear interest at the rate (unless otherwise agreed between the Bank and the relevant Borrower) which is certified by the Bank to that Borrower to be the rate quoted by the Bank to its customers for deposits in Dollars for such period as the Bank may determine and in an amount comparable with the amount for the time being standing to the credit of that Account, such interest to be credited to such Account at the expiry of each such period of deposit and to accrue from day to day and to be calculated on the basis of a three hundred and sixty (360) day year and the actual number of days elapsed Provided however that the Overdraft Account shall be a non-interest bearing account.

14.4                           Set-off

Without in any way affecting the rights of the Bank under clause 13.2, upon the occurrence of a Default or at any time thereafter the Bank shall be entitled to set-off and apply all sums standing to the credit of any Account of a Borrower and accrued interest (if any) thereon without notice to the Borrowers in the manner specified in clause 13.1.

14.5                           Deductions

The Bank shall be entitled (but not obliged) at any time to deduct from the balance for the time being standing to the credit of any Account of a Borrower all other moneys which may fall due to be paid to the Bank under the terms of this Agreement and the other Security Documents or otherwise howsoever in connection with the Aggregate Liabilities and/or the Master Swap Agreement.

14.6                           Charging of Borrowers’ Accounts

Each Borrower with full title guarantee hereby charges and agrees to charge, by way of first fixed charge and releases and agrees to release to the Bank, as a continuing security for the payment of the Aggregate Liabilities, interest thereon and all other moneys from time to time owing, whether actually or contingently, under this Agreement, the Master Swap Agreement and the other Security Documents (for the purposes of this clause 14.6, the “Outstanding Indebtedness”), such Borrower’s Accounts (being, for the avoidance of doubt, the AMPNI Operating Account in the case of the AMPNI Borrower, and the Overdraft Account, the Cash Collateral Account and the AMPSA Operating Account in the case of the AMPSA Borrower) and all moneys from time to time standing to the credit of each such Borrower’s Account, including any interest from time to time accrued and accruing thereon (whether or not credited thereto) and neither Borrower shall be entitled to withdraw any such monies from any of such Accounts otherwise than in accordance with this clause 14 until such time as the Outstanding Indebtedness has been conclusively certified by the Bank to have been repaid in full.

14.7                           Representations and warranties

14.7.1                  The AMPNI Borrower hereby represents and warrants to the Bank that:

(a)          it is the sole, absolute, legal and beneficial owner of, and has good right and title to the AMPNI Operating Account; and

(b)         neither the AMPNI Operating Account nor any part thereof is subject to any Encumbrance save as constituted by this Agreement.

14.7.2                  The AMPSA Borrower hereby represents and warrants to the Bank that:

(a)          it is the sole, absolute, legal and beneficial owner of, and has good right and title to each of the AMPSA Operating Account, the Overdraft Account and the Cash Collateral Account; and

(b)         neither the AMPSA Operating Account nor the Overdraft Account nor the Cash Collateral Account nor any part thereof is subject to any Encumbrance save as constituted by this Agreement.

14.8                           Account Pledges

The Borrowers hereby acknowledge that each of the AMPNI Operating Account, the AMPSA Operating Account and the Cash Collateral Account shall be subject to the relevant Account Pledges and the rights of the Bank thereunder.

15                                  Assignment, transfer and lending office

15.1                           Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrowers and their respective successors in title.

15.2                           No assignment by Borrowers

Neither of the Borrowers may assign or transfer any of its rights or obligations under this Agreement.

15.3                           Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement, the Master Swap Agreement (notwithstanding the terms of Section 7 of the Master Swap Agreement) or under any of the other Security Documents to any other bank or financial institution (an “Assignee”) without the consent of the Borrowers (the Borrowers consenting to any such assignment by their execution of this Agreement).

15.4                           Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to any one or more banks or other financial institutions (a “Transferee”) without the consent of the Borrowers (the Borrowers consenting to any such transfer by their execution of this Agreement) if the Transferee, by delivery of such undertaking as the Bank may approve, becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Bank’s obligations under this Agreement.

15.5                           Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clauses 15.3 or 15.4, the Borrowers jointly and severally undertake, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank’s interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

15.6                           Lending office

The Bank shall lend through its office at the address specified in the definition of “Bank” in clause 1.2 of this Agreement or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement. If the office through which the Bank is lending is changed pursuant to this clause 15.6, the Bank shall notify the Borrowers promptly of such change.

15.7                           Disclosure of information

The Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrowers as the Bank shall consider appropriate.

16                                  Notices and other matters

16.1                           Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

16.1.1                  be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

16.1.2                  be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, upon receipt of confirmation that the facsimile transmission has been received (provided that if the date receipt is not a business day in the country of the addressee or if the time of receipt is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

16.1.3                  be sent:

(a)               if to the Borrowers or either of them at:

c/o Aegean Bunkering Services Inc.

42 Hatzikiriakou Street

185 38 Piraeus

Greece

Fax no:          +30 210 458 6242

Attention:     Mr Apostolos Manitsas

(b)              if to the Bank at:

The Royal Bank of Scotland plc

Piraeus Branch

45 Akti Miaouli

185 36 Piraeus

Greece

Fax No:        +30 210 459 6600

Attention:     Shipping Department

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

16.2                           No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

16.3                           English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

16.4                           Borrowers’ obligations

16.4.1                  Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrower which is intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrower, whether or not the deficiency is known to the Bank.

16.4.2                  Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or the Master Swap Agreement or any of the other Security Documents and agrees that the Bank may also continue to treat it as such, whether or not the Bank is or becomes aware that such Borrower is or has become a surety for the other Borrower.

16.4.3                  Indemnity

The Borrowers hereby agree jointly and severally to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses (provided that, in the case of such costs and expenses, they are reasonable and documented)  arising from any failure of either Borrower to perform or discharge any purported obligation or liability of the other Borrower which would have been the subject of this Agreement or the Master Swap Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against a Borrower on any ground whatsoever, whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of a Borrower (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

16.4.4                  Liability unconditional

None of the obligations or liabilities of a Borrower under this Agreement or the Master Swap Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)          the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of the other Borrowers or either of them or any other person liable;

(b)         the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the other Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the other Borrower or any other person liable; or

(c)          anything done or omitted which but for this provision might operate to exonerate the Borrowers or either of them.

16.4.5                  Recourse to other security

The Bank shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or the Master Swap Agreement or any of the Security Documents against a Borrower or any other person liable and no action taken or omitted by the Bank in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement, the Master Swap Agreement and the Security Documents to which any of them is, or is to be, a party.

16.4.6                  Waiver of Borrowers’ rights

Each Borrower agrees with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and/or the Master Swap Agreement and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

(a)          exercise any right of subrogation, reimbursement and indemnity against the other Borrower or any other person liable under the Security Documents;

(b)         demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrower or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)          take any steps to enforce any right against the other Borrower or any other person liable in respect of any such moneys; or

(d)         claim any set-off or counterclaim against the other Borrower or any other person liable or claiming or proving in competition with the Bank in the liquidation of the other Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrower or any other person liable or any other Security Document now or hereafter held by the Bank for any moneys owing under this Agreement and/or the Master Swap Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of the other Borrower or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of any moneys owing under this Agreement and/or the Master Swap Agreement in such manner as the Bank shall deem appropriate.

16.5                           Maximum liability

16.5.1                  Each Borrower shall be entitled to rights of contribution as against the other Borrower, however, such rights of contribution shall (a) not in any way (except as otherwise expressly set forth in clause 16.5.2 below) condition or lessen the liability of each Borrower as a joint and several borrower for the whole of the obligations owed to the Bank hereunder, and under the Security Documents and (b) shall be fully subject and subordinate to the rights of the Bank against the Borrowers hereunder, and under the Security Documents.

16.5.2                  Notwithstanding anything to the contrary contained in this Agreement, or any of the Security Documents, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any particular Borrower or its assets of this Agreement or any Security Document granted by such Borrower as security for its obligations hereunder and that under such principles, this Agreement or such other Security Documents would not be enforceable against such Borrower or its asset unless the following provisions of this clause 16.5.2 had effect, then, the maximum liability of such Borrower hereunder (the

“Maximum Liability Amount”) shall be limited such that in no event shall such amount exceed the lesser of (i) the obligations of such Borrower hereunder (in the principal amount of up to $183,400,000, plus interest, expenses, fees and any amounts owing under the Master Swap Agreement), and (ii) an amount equal to the aggregate, without double counting, of (a) ninety-five percent (95%) of such Borrower’s Adjusted Net Worth (as hereinafter defined) on the date hereof, on the date of commencement of a case under the Bankruptcy Code of the United States of America, as amended (11 U.S.C. ss 101-1330) (the “Bankruptcy Code”) or any similar legislation in any other jurisdiction, in which such Borrower is a debtor, or on the date enforcement of this Agreement is sought (the “Determination Date”), whichever is greater, (b) the aggregate fair value of such Borrower’s Subrogation and Contribution Rights (as hereinafter defined) and (c) the amount of any Valuable Transfer (as hereinafter defined) to such Borrower; provided that each Borrower’s liability under this Agreement shall further be limited to the extent, if any, required so that the obligations of each Borrower under this Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code or any similar provision under the legislation of any other relevant jurisdiction, or to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. In determining the limitations, if any, on the amount of either Borrower’s obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution (collectively the “Subrogation and Contribution Rights”) which such Borrower may have on the Determination Date with respect to the Funding Borrower (as hereinafter defined) under applicable law shall be taken into account.

16.5.3                  As used herein “Adjusted Net Worth” of each Borrower shall mean, as of any date of determination thereof, an amount equal to the lesser of (a) an amount equal to the excess of (i) the amount of the present fair saleable value of the assets of such Borrower over (ii) the amount that will be required to pay such Borrower’s probable liability on its then existing debts, including contingent liabilities, as they become absolute and matured, and (b) an amount equal to the excess of (i) the sum of such Borrower’s property at a fair valuation over (ii) the amount of all liabilities of such Borrower, contingent or otherwise, as such terms are construed in accordance with applicable federal and state laws in the United States of America, or the laws of other applicable jurisdictions, governing determinations of the insolvency of debtors.

16.5.4                  In determining the Adjusted Net Worth of each Borrower for purposes of calculating the Maximum Liability Amount for such Borrower, the liabilities of such Borrower to be used in such determination pursuant to each section (ii) of clause 17.6.3 shall in any event exclude (a) the liabilities of such Borrower under this Agreement, (b) any liabilities of such Borrower subordinated in right of payment to this Agreement and (c) any liabilities of such Borrower for Subrogation and Contribution Rights to the other Borrower.

16.5.5                  As used herein “Valuable Transfer” shall mean, in respect of each Borrower, (a) all loans, advances or capital contributions made to such Borrower with proceeds of the Loan made under this Agreement, (b) all debt securities or other obligations of such Borrower acquired from such Borrower or retired by such Borrower with proceeds of the Loan made under this Agreement and transferred, absolutely and not as collateral, to such Borrower (c) the fair market value of all property acquired with proceeds of the Loan made under this Agreement and transferred, absolutely and not as collateral, to such Borrower, (d) all equity securities of such Borrower acquired from such Borrower with proceeds of the Loan made under this Agreement and (e) the value of any other economic benefits in accordance with applicable federal and state laws, or the laws of other applicable jurisdictions, governing determinations of the insolvency of debtors, in each case accruing to such Borrower as a result of the Loan made available under this Agreement.

16.5.6                  Without in any way modifying or affecting the obligations of either of the Borrowers hereunder, in the event either of the Borrowers shall make any payment or payments to the Bank under this Agreement in an aggregate amount in excess of such Borrower’s Percentage (such Borrower hereinafter called the “Funding Borrower” and the other Borrower hereinafter called the “Other Borrower”), the Other Borrower shall contribute to the Funding Borrower an amount equal to the Other Borrower’s Percentage of such payment or payments made by the Funding Borrower. For the purposes hereof, a Funding Borrower’s or the Other Borrower’s Percentage shall be determined as of the date on which such payment was made by reference to the ratio of (a) such Funding Borrower’s or such Other Borrowers’ Adjusted Net Worth as of such date to (b) the aggregate Adjusted Net Worth of the Borrowers (including the Funding Borrower) as of such date.

Nothing in this paragraph shall affect each Borrowers’ several liability to the Bank for the entire amount of the obligations of the Borrowers under this Agreement (up to the limitations set forth in the preceding paragraph) or in any other manner impair any right or remedy of the Bank hereunder. The limitations provided above are intended solely to preserve the rights of the Bank under this Agreement to the maximum extent permitted by applicable law and neither of the Borrowers nor any other person shall have any right hereunder that it would not otherwise have under applicable law.

17                                  Governing law and jurisdiction

17.1                           Law

This Agreement is governed by, and shall be construed in accordance with, English law.

17.2                           Submission to jurisdiction

Each Borrower agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrowers or either of them or any of their respective assets may be brought in the English courts. Each Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrowers or either of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or either of them may have against the Bank arising out of or in connection with this Agreement.

17.3                           Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Attorney-in-fact
AEGEAN MARINE PETROLEUM NETWORK INC.	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Attorney-in-fact
AEGEAN MARINE PETROLEUM S.A.	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Attorney-in-fact
THE ROYAL BANK OF SCOTLAND PLC	)

Witness
Name:
Address:
Occupation:

RBS

The Royal Bank of Scotland

Date 29 June 2007

Global Banking & Markets
Shipping - Piraeus Branch
To:	Aegean Marine Petroleum Network Inc.	Akti Miaouli 45
	and	PO Box 80177
	Aegean Marine Petroleum S.A.	185 10 Piraeus
	(as Borrowers)	Telephone. +30 210 459 6500 Facsimile: +30 210 459 6600
Dear Sirs,		www.rbs.com

Facility Agreement dated 19 December 2006 (as amended)

1                                          We refer to:

(a)                                  the facility agreement dated 19 December 2006 as amended by a supplemental letter dated 17 April 2007 and as further amended and supplemented by a second supplemental letter dated 23 May 2007 (together, the “Facility Agreement”) and made between (1) Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A. as joint and several borrowers (therein and hereinafter together referred to as the ‘Borrowers” and individually a “Borrower”) and (2) The Royal Bank of Scotland plc as lender (the “Bank”), whereby the Bank agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a term loan, overdraft and multi-currency revolving guarantee and letter of credit facility of up to US$183,400,000; and

(b)                                 the ISDA 1992 Master Agreement dated as of 19 December 2006 and made between (1) the Borrowers and (2) the Bank.

2                                          Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

3                                          The Borrowers have requested and the Bank has agreed that Milos Maritime Inc. shall be substituted for by Milos Shipping (Pte.) Ltd. as the Owner of the Milos Ship for the purposes of the Loan Agreement, the Master Swap Agreement and the other Security Documents.

4                                          The Borrowers have requested that the Bank consents to the following amendments to the Facility Agreement:

(a)                                  the deletion of the existing definition of “Milos Owner” and the insertion of the following new definition in clause 1.2 of the Facility Agreement in the correct alphabetical order:

““Milos Owner” means Milos Shipping (Pte.) Ltd. of 4 Shenton Way, SGX Centre II # 04-0 Singapore 068807 and includes its successors in title;”;

(b)                                 the substitution of row 3 of schedule 3, Part A of the Facility Agreement with a new row as follows:

Milos Shipping (Pte.) Ltd. (Milos Owner)	Singapore	4 Shenton Way, SGX Centre II # 04-03, Singapore 068807

(c)                                  the substitution of row 3 of Schedule 3, Part B of the Facility Agreement with a new row 3 as follows:

Hull No. DN- 3500-1 (Milos Ship)	Singapore	Milos Shipping (Pte) Ltd.

5                                          The Bank hereby confirms its consent to the above amendments to the Facility Agreement on condition that:

(a)                                  each Borrower, the other Security Parties and Milos Shipping (Pte.) Ltd. shall have confirmed their agreement and consent to the arrangements of this Letter by counter-signing this Letter by signatories acceptable to the Bank in all respects;

(b)                                 on or before the Delivery of the Milos Ship, Milos Shipping (Pte.) Ltd. executes in favour of the Bank an Owner’s Guarantee (the “New Milos Guarantee”) in substitution of the Owner’s Guarantee dated 17 April 2007 and executed by Milos Maritime Inc. in favour of the Bank; and

(c)                                  there shall have been delivered to the Bank, such corporate authorisations or other evidence of the authority of the Borrowers, in relation to the execution of this Letter and the New Milos Guarantee, in a form acceptable to the Bank in all respects, and, with effect on and from the date when the Bank advises the Borrowers that it is satisfied that the conditions referred to in paragraphs 4(a) and 4(b) above have been met, but in any event not earlier than the Delivery of the Milos Ship from the Builder to Milos Shipping (Pte.) Ltd., the Facility Agreement shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 4 above and the New Milos Guarantee shall, for the purposes of the Facility Agreement and the other Security Documents, be deemed to be the Owner’s Guarantee in relation to the Milos Ship.

6                                         This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

/s/ [illegible]

Attorney-in-fact

for and on behalf of

THE ROYAL BANK OF SCTOTLAND PLC

Date:  29 June 2007

We hereby acknowledge and agree to the foregoing.

Attorney-in-fact

for and on behalf of

AEGAN MARINE PETROLEUM NETWORK INC.

as Borrower

Date: 29 June 2007

/s/ [illegible]

Attorney-in-fact

for and on behalf of

AEGEAN MARINE PETROLEUM S.A.

as Borrower

Date: 29 June 2007

We hereby acknowledged and agree to the foregoing.

/s/ [illegible]

Attorney-in-fact

for and on behalf of

AEGEAN BUNKERING SERVICES INC.

as Manager and Corporate Guarantor

Date:  29 June 2007

We hereby acknowledge and agree to the foregoing

Attorney-in-fact

for and on behalf of each of the following companies and corporations

AMORGOS MARITIME INC.

KIMOLOS MARITIME INC.

MILOS MARITIME INC.

MILOS SHIPPING (PTE.) LTD.

MYKONOS MARITIME INC.

SYROS MARITIME INC.

EVIAN ENTERPRISES CO.

CARMEL INVESTMENT CORP.

CLYDE SHIPPING CORP.

BALTIC NAVIGATION COMPANY

CARNABY NAVIGATION INC.

MARE VISION S.A.

AEGEAN TANKING S.A.

PONTOS NAVIGATION INC.

AEGEAN TIFFANY SHIPPING PTE. LTD.

AEGEAN X MARITIME INC.

AEGEAN BREEZE SHIPPING PTE. LTD.

OURANOS TANKING S.A.

AEGEAN VII SHIPPING LTD.

VENUS HOLDING COMPANY

BALDWIN MANAGEMENT CO.

SEA BREEZER MARINE S.A.

TIFFANY MARINE S.A.

as Owners

Date: 29 June 2007

To:	Aegean Marine Petroleum Network Inc.
and
Aegean Marine Petroleum S.A.
(as Borrowers)

Dear Sirs,	21 September 2007

Facility Agreement dated 19 December 2006 (as amended)

1                                          We refer to:

(a)                   the facility agreement dated 19 December 2006 as amended by supplemental letters dated 17 April 2007, 23 May 2007 and 29 June 2007 (together, the “Facility Agreement”) and made between (1) Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A. as joint and several borrowers (therein and hereinafter together referred to as the “Borrowers” and individually a “Borrower”) and (2) The Royal Bank of Scotland plc as lender (the “Bank”), whereby the Bank agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a term loan, overdraft and multi-currency revolving guarantee and letter of credit facility of up to US$183,400,000, and

(b)                  the ISDA 1992 Master Agreement dated as of 19 December 2006 and made between (1) the Borrowers and (2) the Bank,

2                           Words and expressions defined in the Facility Agreement shall have t meanings when used herein.

3                           The Borrowers have requested that the sank consents to the following amendments to the Facility Agreement:

(a)                   the deletion of the words “One hundred million Dollars ($100,000,000)” and their substitution by the words ‘One hundred and fifty million Dollars ($150,000,000)” in clause 1.1.3 of the Facility Agreement:

(b)                  the deletion of the definitions of “Guarantee Facility”, “Guarantee Facility Commitment”, “Overdraft Facility Limit”, “Security Requirement” and “Security Value” in clause 1.2 of the Facility Agreement and their substitution by the following new definitions:

“Guarantee Facility” means the multi-currency revolving guarantee and letter of credit facility of up to $150,000,000 referred to in clause 2.11 and made available by the Bank to the Borrowers pursuant to this Agreement:”

“Guarantee Facility Commitment” means, at any relevant time, $150,000,000 or the equivalent thereof in Optional Currencies minus the Overdraft at the relevant time, as such amount may be reduced or cancelled by any relevant term of this Agreement;”

“Overdraft Facility Limit” means, at any relevant time, an amount of up to the lower of:

(a)                    Fifty million Dollars ($50,000,000) (or such other sum as may be approved in writing by the Bank in its absolute discretion), and

(b)                   the amount in Dollars which is equal to the available and unutilised portion of the Guarantee Facility at the relevant time,

as such amount may be reduced or cancelled by any relevant term of this Agreement;

“Security Requirement” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Bank) which is, at any relevant time, One hundred and twenty per cent (120%) of the aggregate of:

(a)                    the Actual Exposure minus (i) the amount standing to the credit of the AMPNI Operating Account for the purposes of compliance with clause 8.1.14 and (ii) any amount standing to the credit of the Cash Collateral Account; and

(b)                   the cost (if any) (as certified by the Bank whose certificate shall in the absence of manifest error be conclusive and binding on the Borrowers and the Bank) of terminating any Transactions entered into pursuant to the Master Swap Agreement;

“Security Value” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Bank) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) 96% of the face value of all Qualifying Receivables and (c) the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2;

(c)                    the insertion of the words ‘at any one time” after the words “the Guarantee Facility Commitment” in clause 2.11.1 of the Facility Agreement;

(d)                   the deletion of clause 5.1.3 of the Facility Agreement in its entirety and its substitution by the following new clause 5.1.3

“5.1.3                                          in respect of each L/C, on the last day of each calendar month up to the Expiry Date of such L/C and on the Expiry Date of such L/C, letter of credit commission on the daily Outstanding Amount of such L/C, computed in respect of that L/C from its Issue Date (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent pear/ant) at the following respective rates in respect of each type of L/C:

(a)                                  in respect of Documentary L/Cs, zero point two five per cent (0.25%) per annum;

(b)                                 in respect of Transaction Related Standby L/Cs, zero point six two five per cent (0.625%) per annum; and

(c)                                  in respect of Direct Credit Substitutes, one point one two five per cent (1.125%) per annum, and”; and

(e)                                  (as a result of the acquisition of m.t. Aegean Princess by the Additional Owner B), the deletion of the words “$22,000,000” and their substitution by the words “$10,000,000” in the two places they appear in clause 8.1.14(b).

4                                          The Bank hereby confirms its consent to the above amendments to the Facility Agreement on condition that:

(a)                                  each Borrower shall have confirmed their agreement and consent to the arrangements of this Letter by counter-signing this Letter by signatories acceptable to the Bank in all respects; and

(b)                                 there shall have been delivered to the Bank, such corporate authorisations or other evidence of the authority of the Borrowers, in relation to the execution of this Letter, in a form acceptable to the Bank in all respects, and, with effect on and from the date when the Bank advises the Borrowers that it is satisfied that the conditions referred to in paragraphs 4(a) and 4(b) above have been met, the Facility Agreement shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 3 above.

5                                          This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

/s/ [Illegible]

Attorney-in-fact
for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

Date:    September 2007

We hereby acknowledge and agree to the foregoing.

Attorney-in-fact
for and on behalf of
AEGEAN MARINE PETROLEUM NETWORK INC.
as Borrower

Date:       September 2007

/s/ [Illegible]

Attorney-in-fact
for and on behalf of
AEGEAN MARINE PETROLEUM S.A.
as Borrower

Date:       September 2007

We hereby acknowledge and agree to the foregoing.

/s/ [Illegible]

Attorney-in-fact
for and on behalf of
AEGEAN BUNKERING SERVICES INC.
as Manager and Corporate Guarantor

Date:       September 2007

We hereby acknowledge and agree to the foregoing.

/s/ [Illegible]

Attorney-in-fact
for and on behalf of each of the following companies and corporations
AMORGOS MARITIME INC.
KIMOLOS MARITIME INC.
MILOS SHIPPING (PTE.) LTD.
MYKONOS MARITIME INC.
SYROS MARITIME INC.
EVIAN ENTERPRISES CO.
CARMEL INVESTMENT CORP.
CLYDE SHIPPING CORP.
BALTIC NAVIGATION COMPANY
CARNABY NAVIGATION INC.
MARE VISION S.A.
AEGEAN TANKING S.A.
PONTOS NAVIGATION INC.
AEGEAN TIFFANY SHIPPING PTE. LTD.
AEGEAN X MARITIME INC.
AEGEAN BREEZE SHIPPING PTE, LTD.
OURANOS TANKING S.A.
AEGEAN VII SHIPPING LTD.
VENUS HOLDING COMPANY
BALDWIN MANAGEMENT CO.
SEA BREEZER MARINE S.A.
TIFFANY MARINE S.A.
as Owners

Date:       September 2007

To: Aegean Marine Petroleum Network Inc.
and
Aegean Marine Petroleum SA.
(as Borrowers)

Dated 19 October 2007

Dear Sirs,

Facility Agreement dated 19 December 2006 (as amended)

1                                         We refer to:

(a)                                 the facility agreement dated 19 December 2006 as amended by supplemental letters dated 17 April 2007, 23 May 2007, 29 June 2007 and 21 September 2007 (together, the “Facility Agreement”) and made between (1) Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A. as joint and several borrowers (therein and hereinafter together referred to as the “Borrowers” and individually a “Borrower”) and (2) The Royal Bank of Scotland plc as lender (the “Bank”), whereby the Bank agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a term loan, overdraft and multi-currency revolving guarantee and letter of credit facility of u to US$183,400,000; and

(b)                                 the ISDA 1992 Master Agreement dated as of 19 December 2006 and made between (1) the Borrowers and (2) the Bank.

2                                         Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

3                                         The Borrowers have requested that the Bank consents to the following changes to the Facility Agreement, which shall be effective only until 31 December 2007:

(a)                                 the Guarantee Facility Commitment and the limit of the Guarantee Facility shall be increased from $150,000,000 to $175,000,000;

(b)                                 the Overdraft Facility Limit shall be increased from $50,000,000 to $75,000,000, provided it does not exceed the aggregate of the available and unutilised portion of the Guarantee Facility at any relevant time;

(c)                                 as a result of the above arrangements, the total amount of the term loan, overdraft and guarantee facility made available under the Facility Agreement shall be increased from $183,400,000 to $208,400,000; and

(d)                                 all the provisions of the Facility Agreement and the other Security Documents shall be deemed amended as necessary in order to conform with the above changes and will be interpreted and construed accordingly.

4                                         The Bank hereby confirms its consent to the above changes and amendments to the Facility Agreement on condition that:

(a)                                 the said changes shall only be effective until 31 December 2007, whereupon the terms of the Facility Agreement (and the relevant limits of the facilities contained therein) shall be reinstated to their status prior to the amendments made pursuant to this Letter;

(b)                                 each Borrower and each of the other Security Parties shall have confirmed their agreement and consent to the arrangements ,of this Letter by counter-signing this Letter by signatories acceptable to the Bank in all respects; and

(c)                                 there shall have been delivered to the Bank, such corporate authorisations or other evidence of the authority of the Borrowers, in relation to the execution of this Letter, in a form acceptable to the Bank in all respects, and, with effect on and from the date when the Bank advises the Borrowers that it is satisfied that the conditions referred to in paragraphs 4(b) and 4(c) above have been met, the Facility Agreement shell be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 3 above but subject to the condition of paragraph (a) above.

5                                         In consideration of the Bank’s agreement contained in this Letter, the Borrowers hereby agree to pay to the Bank on the date of this Letter, a flat fee of US$30,000, which shall be non-refundable.

6                                         This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

/s/ Illegible Signature
Attorney-in-fact for and on behalf of THE ROYAL BANK OF SCOTLAND PLC

Date: 19 October 2007

We hereby acknowledge and agree to the foregoing.

/s/ Spyridon Fokas
Attorney-in-fact for and on behalf of AEGEAN MARINE PETROLEUM NETWORK INC. as Borrower

Date: 19 October 2007

/s/ Illegible Signature
Attorney-in-fact for and on behalf of AEGEAN MARINE PETROLEUM S.A. as Borrower

Date: 19 October 2007

We hereby acknowledge and agree to the foregoing

/s/ Spyridon Fokas
Attorney-in-fact
for and on behalf of
AEGEAN BUNKER SERVICES INC.
as Manager and Corporate Guarantor

Date: 19 October 2007

We hereby acknowledge and agree to the foregoing

/s/ Spyridon Fokas
Attorney-in-fact
for and on behalf of the following companies and corporations

AMORGOS MARITIME INC.

KIMOLOS MARITIME INC.

MILOS SHIPPING (PTE.) LTD.

MYKONOS MARITIME INC.

SYROS MARITIME INC.

EVIAN ENTERPRISES CO.

CARMEL INVESTMENT CORP.

CLYDE SHIPPING CORP.

BALTIC NAVIGATION COMPANY

CARNABY NAVIGATION INC.

MARE VISION S.A.

AEGEAN TANKING S.A.

PONTOS NAVIGATION INC.

AEGEAN TIFFANY SHIPPING PTE. LTD.

AEGEAN X MARITIME INC.

AEGEAN BREEZE SHIPPING PTE. LTD.

OURANOS TANKING S.A.

AEGEAN VII SHIPPING LTD.

VENUS HOLDING COMPANY

BALDWIN MANAGEMENT CO.

SEA BREEZER MARINE S.A.

TIFFANY MARINE S.A.

as Owners

Date:      October 2007

Dated 30 October 2007

Dear Sirs,

Facility Agreement dated 19 December 2006 (as amended)

1                                          We refer to:

(a)                                  the facility agreement dated 19 December 2006 as amended by supplemental letters dated 17 April 2007, 23 May 2007, 29 June 2007, 21 September 2007 and 19 October 2007 (together, the “Facility Agreement”) and made between (1) Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A. as joint and several borrowers (therein and hereinafter together referred to as the “Borrowers” and individually a “Borrower”) and (2) The Royal Bank of Scotland plc as lender (the “Bank”), whereby the Bank agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a term loan, overdraft and multi-currency revolving guarantee and letter of credit facility of up to US$208,400,000; and

(b)                                 the ISDA 1992 Master Agreement dated as of 19 December 2006 and made between (1) the Borrowers and (2) the Bank

2                                          Words and expressions defined in the Facility Agreement shall have the same meanings when used herein

3                                          The Borrowers have requested that the Bank consents to the following changes to the Facility Agreement, which shall be effective only until 31 December 2007:

(a)                                  the Guarantee Facility Commitment and the limit of the Guarantee Facility shall be increased from $175,000,000 to $185,000,000;

(b)                                 the Overdraft Facility Limit shall be increased from $75,000,000 to $85,000,000 provided it does not exceed the aggregate of the available and unutilised portion of the Guarantee Facility at any relevant time;

(c)                                  as a result of the above arrangements, the total amount of the term loan, overdraft and guarantee facility made available under the Facility Agreement shall be increased from $208,400,000 to $218,400,000; and

(d)                                 all the provisions of the Facility Agreement and the other Security Documents shall be deemed amended as necessary in order to conform with the above changes and will be interpreted and construed accordingly.

4                                          The Bank hereby confirms its consent to the above changes and amendments to the Facility Agreement on condition that:

(a)                                  the said changes shall only be effective until 31 December 2007, whereupon the terms of the Facility Agreement (and the relevant limits of the facilities contained therein) shall be reinstated to their status prior to the amendments made pursuant to this Letter;

(b)                                 each Borrower and each of the other Security Parties shall have confirmed their agreement and consent to the arrangements of this Letter by counter-signing this Letter by signatories acceptable to the Bank in all respects; and

(c)                                  there shall have been delivered to the Bank, such corporate authorisations or other evidence of the authority of the Borrowers, in relation to the execution of this Letter, in a form acceptable to the Bank in all respects, and, with effect on and from the date when the Bank advises the Borrowers that it is satisfied that the conditions referred to in paragraphs 4(b) and 4(c) above have been met, the Facility Agreement shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 3 above but subject to the condition of paragraph (a) above.

5                                          This letter governed by, and shall be construed in accordance with, English law.

Yours faithfully,

/s/ Illegible signature
Attorney-in-fact
for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

Date: 30 October 2007

We hereby acknowledge and agree to the foregoing

/s/ Spyridon Fokas
Attorney-in-fact
for and on behalf of
AEGEAN MARINE PETROLEUM NETWORK INC.
as Borrower

Date: 30 October 2007

/s/ Spyridon Fokas
Attorney-in-fact
for and on behalf of
AEGEAN MARINE PETROLEUM S.A.
as Borrower

Date: 30 October 2007

We hereby acknowledge and agree to the foregoing

/s/ Spyridon Fokas
Attorney-in-fact
for and on behalf of
AEGEAN BUNKER SERVICES INC.
as Manager and Corporate Guarantor

Date: 30 October 2007

We hereby acknowledge and agree to the foregoing

/s/ Spyridon Fokas
Attorney-in-fact
for and on behalf of the following companies and corporations

AMORGOS MARITIME INC.

KIMOLOS MARITIME INC.

MILOS SHIPPING (PTE.) LTD.

MYKONOS MARITIME INC.

SYROS MARITIME INC.

EVIAN ENTERPRISES CO.

CARMEL INVESTMENT CORP.

CLYDE SHIPPING CORP.

BALTIC NAVIGATION COMPANY

CARNABY NAVIGATION INC.

MARE VISION S.A.

AEGEAN TANKING S.A.

PONTOS NAVIGATION INC.

AEGEAN TIFFANY SHIPPING PTE. LTD.

AEGEAN X MARITIME INC.

AEGEAN BREEZE SHIPPING PTE. LTD.

OURANOS TANKING S.A.

AEGEAN VII SHIPPING LTD.

VENUS HOLDING COMPANY

BALDWIN MANAGEMENT CO.

SEA BREEZER MARINE S.A.

TIFFANY MARINE S.A.

as Owners

Date: 30 October 2007